UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.)

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☒	Definitive Proxy Statement
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EASTGROUP PROPERTIES, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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EASTGROUP PROPERTIES

Notice of Annual Meeting of Shareholders and Proxy Statement

2024

Our Priorities

EastGroup operates on the premise that good corporate governance is fundamental to our business and is core to our values.

The honesty and integrity of the Company's management and Board of Directors are critical assets in maintaining the trust of our investors, employees, customers, vendors and the communities in which we operate. We believe in promoting diversity as well as providing an inclusive environment for our employees.

EastGroup is recognized in the marketplace for its unique culture—one that is family-oriented, employee-focused and promotes an entrepreneurial spirit. Our do-the-right-thing approach—one that relies on accountability, respect and trust—has been the foundation of our success.

Customer Focus

At EastGroup, we strive to align our interests with those of our customers so that the relationship is mutually beneficial. Our ability to accommodate customer growth in in-fill locations is directly reflected in our high customer retention rate.

Governance

Board oversight of risk management and Environmental, Social and Governance ("ESG") matters is integral to the success and sustainability of our Company. The Board and management discuss risk management and corporate sustainability on a regular basis. The Nominating and Corporate Governance Committee has responsibility for oversight of the Company's corporate sustainability program, and the Audit Committee has responsibility for oversight of the Company's accounting, financial reporting, cybersecurity and other information technology risks.

Employee Well-Being

EastGroup's Healthy, Wealthy, and Wise program provides our employees with opportunities for continuing education, a comprehensive wellness program, and an exceptional 401(k) plan that allows for both Roth and traditional employee contributions along with a generous employer match (50% of employee deferrals up to 10% of eligible compensation) and discretionary profit-sharing contribution.

4210-1
4210-1

Ridgeview 35 -
San Antonio, TX

Letter to Shareholders

April 12, 2024
Dear Fellow Shareholders,
On behalf of the entire Board of Directors, we would like to provide an update on how we are creating shareholder value and how we are progressing on key areas of stakeholder interest. We are proud of our people and our performance and believe that we are well positioned to continue our positive momentum through 2024 and future years.
Another Year of Record Performance
We continued our streak of outstanding performance in 2023, with another year of record financial performance and strong operational results. Our funds from operations attributable to common stockholders (“FFO”) increased over 11% – the thirteenth consecutive year of growth – and same property net operating income (“PNOI”) excluding lease termination fees increased over 6% in 2023 compared to 2022.(1) Occupancy rates were steady, and rental rates (both new and renewal) increased, marking the ninth consecutive year of double-digit straight-line rental rate increases.
Our Growth Strategy Supports Long Term Shareholder Value
Despite economic uncertainties, we believe we are positioned to continue to create value for our shareholders. We have confidence in our growth strategy of acquiring, developing, and operating multi-tenant business distribution parks for location-sensitive customers clustered around major transportation features in supply-constrained submarkets. In 2023, we acquired almost 1 million square feet of operating properties and nearly 330 acres of development land, and as of December 31, 2023, our development and value-add program consisted of 18 projects in 12 cities located in major Sunbelt markets. In 2023, we began construction of 11 projects totaling approximately 2.4 million square feet. We transferred 13 properties with approximately 2.3 million square feet, which were 100% leased as of December 31, 2023, into our operating portfolio.
Our strong 2023 results support our commitment to deliver value to our shareholders. For 2023, we declared dividends of $5.04 per share. That marks 44 years of consecutive quarterly cash dividends, with increases in each of the last 12 years. At December 31, 2023, the five-year compounded annual total return (dividends plus change in our common stock price) to shareholders was almost 18%. We also strengthened our balance sheet and continue to be judicious with capital allocation and incremental risk.
Commitment to Strong Governance and Shareholder Engagement
In May 2023, we changed our Board leadership structure to have an independent Chairman of the Board. Read more about Board Leadership and Mr. Colleran’s strong background in operational and Board matters on page 25 and 17, respectively, of the proxy statement. Our leadership team actively engages with shareholders, and the Board has a demonstrated record of being responsive to shareholder feedback on such matters as Board refreshment and diversity, shareholder voting rights and supply chain responsibility.
Advancing our Corporate Sustainability Initiatives
Continuing to further our corporate sustainability initiatives remains an important focus for our Board and team. We continue to expand our development of properties to high sustainability standards, with the addition of electric vehicle charging stations at the majority of our new developments during 2023. We also regularly invest in energy-efficient improvements and resource conservation projects within our existing assets to complement our history of using sustainable design features in our development properties. In 2023, we completed our first GRESB Real Estate Assessment, which provided us with additional insight into our corporate sustainability management and performance as compared to industry peers, and are working to increase our data coverage for both owner- and tenant-controlled energy and water at our properties through expanded green lease language. In addition, we are assessing the climate resilience of our current portfolio and have begun conducting formal climate-related due diligence on potential future investments.
Our record financial performance is not possible without our great people that continue to execute at a very high level and our unique family-oriented, employee-focused and entrepreneurial culture. We also focus on our relationships with our tenants, partners and local communities. We believe this people-first approach drives high engagement and satisfaction levels, evidenced by our low employee turnover and strong lease metrics.
We hope you can join us at our 2024 Annual Meeting of Shareholders. You will find information about the meeting, including matters to be voted on, in this proxy statement. Thank you again for your support, and we look forward to continuing to engage with you on our performance and priorities.

“On behalf of the entire Board of Directors, I would like to thank you for your continued support of EastGroup Properties. We are proud of our people and our performance, and we are excited for the future.”
Marshall A. Loeb
Chief Executive Officer, President and Director

Funds from operations attributable to common stockholders (FFO)(1) increased approximately 11%

Same property net operating income (PNOI)(1) increased >6%

Acquired > 0.9 million square feet of operating properties and > 300 acres of development land

Declared dividends of $5.04 per share, marking 176 consecutive quarters of cash dividends

Donald F. Colleran Chairman of the Board	Marshall A. Loeb Chief Executive Officer, President and Director
(1)FFO and Same PNOI (excluding income from lease terminations) are not computed in accordance with Generally Accepted Accounting Principles (“GAAP”). Reconciliations of FFO and Same PNOI (excluding income from lease terminations) and other required disclosure can be found on pages 23-24 of our Annual Report on Form 10-K for the year ended December 31, 2023, which we filed with the Securities and Exchange Commission on February 14, 2024.

2024 Proxy Statement	1

2	EastGroup Properties

2023 Performance Highlights
Company Overview
EastGroup Properties, Inc. (New York Stock Exchange (“NYSE”): EGP), a member of the S&P Mid-Cap 400 and Russell 1000 Indexes, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina. The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range). The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets. EastGroup’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 59.7 million square feet.(1)
GEOGRAPHIC FOCUS

▶Major Sunbelt Growth Markets	▶Emphasis in Local Economies Growing Faster than the U.S. Economy	▶Economic Cycle Diversification

Properties	Regional Offices	Corporate Headquarters
PROPERTY FOCUS

▶59.7 Million Square Feet Under Ownership(1) ▶Multi-tenant	▶In-fill Sites/Supply Constrained Submarkets ▶Last Mile E-commerce Locations	▶Shallow Bay Industrial ▶Competitive Protection Through Location

(1)As of March 31, 2024

2024 Proxy Statement	3

2023 Performance Highlights
Business and Strategic Highlights

CAPITALIZATION (As of 12.31.2023)
DIVIDEND GROWTH
(As of Fourth Quarter 2023)
▶Declared 176th Consecutive Quarterly Cash Dividend – $1.27 per Share
▶Increased or Maintained Dividend for 31 Consecutive Years
▶Dividend Has Increased 28 of the Past 31 Years – Increased in Each of the Last 12 Years

OPERATING RESULTS

Net Income Attributable to Common Stockholders (per diluted share)	Same PNOI Growth (excluding income from lease terminations)(1) (straight-line basis)	FFO per Diluted Share(1)	Leased Operating Portfolio

(1)FFO and Same PNOI (excluding income from lease terminations) are not computed in accordance with GAAP. Reconciliations of FFO and Same PNOI (excluding income from lease terminations) and other required disclosure can be found on pages 23-24 of our Annual Report on Form 10-K for the year ended December 31, 2023, which we filed with the Securities and Exchange Commission (“SEC”) on February 14, 2024.

PRIMARY GOAL	OUR PORTFOLIO	STRATEGY FOR GROWTH

Maximize shareholder value by being a leading provider in our markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range).
	59.7 million sq. ft. As of March 31, 2024 (including development projects and value-add acquisitions in lease-up and under construction).	Ownership of premier distribution facilities in major Sunbelt markets, generally clustered near major transportation features in supply-constrained submarkets.

4	EastGroup Properties

2023 Performance Highlights
2023 Company Highlights

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	EARNINGS PERFORMANCE		SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (STRAIGHT-LINE BASIS)(1)
$4.42 per diluted share in 2023	$7.79 per diluted share FFO(1) in 2023		6.6% growth year over year
▲ 1.4% over 2022	▲ 11.3% over 2022

LEASING	TOTAL SHAREHOLDER RETURN (“TSR”)		ACQUISITIONS AND DISPOSITIONS
98.2%
occupancy at the end of 2023
55.0%
increase in rental rates on new and renewal leases in 2023
98.4%
same property average occupancy for 2023
91.3%
of expiring square feet renewed or re-leased within the quarter of expiration during 2023
27.6% in 2023
$235.8 million
in acquisition costs during 2023
Operating Properties Acquired
987,000 square feet
Land Acquired
328 acres
$18.4 million
realized gain for selling 231,000 square feet of operating properties and 11.9 acres of land (not included in FFO)

	S&P 500 Total Return	Nareit Equity REIT Total Return
	26.3%	13.7%

DEVELOPMENT AND VALUE-ADD PROGRAM	DIVIDENDS		MANAGEMENT OF THE BALANCE SHEET
$575.7 million
projected total investment with 18 projects (4,077,000 square feet) at December 31, 2023, including 11 new development projects (2,435,000 square feet) started in 2023 with a projected total investment of $363.4 million
$5.04 per share declared annual cash dividends in 2023 Increased annual cash dividends declared in 2023 by 7.2%
$699.3 million
Common Stock issued under our continuous common equity program in 2023 at an average of $170.77 per share
$675 million
total capacity on our unsecured bank credit facilities (expanded total capacity by $200 million during 2023)

(1)FFO and Same PNOI (excluding income from lease terminations) are not computed in accordance with GAAP. Reconciliations of FFO and Same PNOI (excluding income from lease terminations) and other required disclosure can be found on pages 23-24 of our Annual Report on Form 10-K for the year ended December 31, 2023, which we filed with the SEC on February 14, 2024.

2024 Proxy Statement	5

2023 Performance Highlights
Corporate Sustainability Highlights

Environmental Stewardship

CORPORATE SUSTAINABILITY REPORTS
In 2023, EastGroup published an update to its 2022 Corporate Sustainability Report, incorporating additional quantitative performance metrics based on full-year data and other enhanced disclosures.

CORPORATE SUSTAINABILITY AWARDS
▶Several of our properties have been recognized by the Building Owners and Managers Association (“BOMA”) at the local and regional levels in various award categories. Most recently, our Gateway Commerce Park property received the BOMA Miami-Dade Earth Award for both 2022 and 2023 and was previously awarded The Outstanding Building of the Year (“TOBY®”) in the industrial office park category by BOMA Miami-Dade and the BOMA Southern Region. The property is also designated as a BOMA 360 Performance Building, awarded to properties that are being managed to the highest standards of excellence across all areas of operations and management.

PROPERTY DEVELOPMENT
▶Our development and value-add program has produced tremendous value for our shareholders. While formal certification is not always pursued, since 2010, the Company has built all of its development properties with the intention of meeting LEED® certifiable standards.
▶In June 2021, the Company amended and restated its unsecured revolving credit facility, providing for an incremental reduction in borrowing costs if a certain sustainability-linked metric is achieved. This metric is based on a target number of newly-constructed buildings with qualifying electric vehicle charging stations as a percentage of total qualifying buildings for each fiscal year. Beginning in 2022, if the metric is achieved, the applicable interest rate margin on the Company’s unsecured credit facility is reduced by one basis point for the following year. For the years ended December 31, 2022 and 2023, the metric was exceeded, which allowed for the interest rate reduction in each of the years subsequent to achieving the metric.
We have developed approximately 50% of our properties (on a square foot basis) as of March 31, 2024.

ENVIRONMENTAL PERFORMANCE
▶EastGroup continues to focus on expanding utility data coverage for our buildings in order to better assess our environmental performance. Using the data obtained from these efforts, we completed our first GRESB Real Estate Assessment during 2023, which provided the Company with additional insight into its corporate sustainability management and performance as compared to industry peers.
▶We also worked to formalize our approach toward corporate sustainability management and risk assessment during 2023 by creating an environmental management system and implementing a corporate sustainability due diligence scorecard for potential building acquisitions, which includes an assessment of each building’s environmental and resilience characteristics, as well as a physical climate risk assessment.
We have obtained 27 Leadership in Energy and Environmental Design (“LEED®”) certifications, including one LEED® Silver certification, and various ENERGY STAR® and BOMA 360 certifications.

6	EastGroup Properties

2023 Performance Highlights

Social Initiatives

FLEXIBLE WORK ENVIRONMENT
We offer:
▶remote work for up to two days per week for most employees and
▶generous paid time off, which includes vacation, sick and volunteer time in addition to 10 days of paid holiday.

EMPLOYEE TENURE AND TURNOVER
▶The average tenure of our workforce was 9 years, and 12 years for our officers, as of March 31, 2024. Our voluntary turnover rate was only 8% and there was no involuntary turnover during 2023.

COMPENSATION, BENEFITS, HEALTH AND SAFETY
▶EastGroup offers a comprehensive employee benefits program and what we believe are socially-responsible policies and practices in order to support the overall well-being of our employees and to create a safe, professional and inclusive work environment.
▶During 2023, we implemented a company-wide Change in Control Severance Pay Plan for eligible employees, in the event of a qualifying change in control transaction. We also began offering new tools and incentives towards employee wellness in 2023 through our new healthcare provider.
▶EastGroup regularly conducts employee and tenant engagement surveys, the most recent of which were issued via a third party in 2023. Our overall response rates of 95% for employees and 33% for tenants were improvements from the previous response rates of 84% and 29%, respectively. The feedback received was very favorable overall, with 99% of employee respondents and 92% of tenant respondents rating their overall satisfaction as “Good” or “Excellent”, but also provided helpful direction on areas of interest and where we can continue to make improvements.
WORKFORCE STATISTICS as of March 31, 2024 With only 99 employees, each team member plays a vital role in the success of the Company. CURRENT EMPLOYEE BASE CURRENT OFFICER GROUP

TRAINING AND DEVELOPMENT
▶Our employees are provided with training, education and peer mentoring programs to further develop their professional skill sets, enhancing the level of customer service provided to our customers and the quality of information disclosed to our stakeholders. As of December 31, 2023, 71% of our employees at the manager level and above were promoted from within the Company.
▶Since 2020, EastGroup has utilized a formal certificate-based learning program for all employees, requiring annual completion of trainings related to diversity, equity and inclusion, anti-discrimination, anti-harassment, cybersecurity, and other relevant topics.
▶In 2022 and 2023, EastGroup implemented supplemental trainings to further educate our workforce on ways to improve empathy and approach difficult situations in the workplace. This included training on topics such as unconscious bias, microaggressions and workplace violence and bullying.
14% of our current employee base self-identified as members of a racial or ethnic minority group. Two of the seven nominees to our Board of Directors (29%) and 64% of 2023 new hires identify as women.

For Governance Highlights see page 10.

2024 Proxy Statement	7

Proxy Voting Roadmap

Proposal 1 Election of Directors

The Board recommends a vote FOR each director nominee.	See Page 14-33 for more details.

Director Nominees

Name and Primary Occupation	EEO-1 Data(1)	Age	Director Since	Committee Membership
				AC	CC	NCGC	IC
D. Pike Aloian INDEPENDENT Managing Director of Neuberger Berman	White (M)	69	1999
H. Eric Bolton, Jr. INDEPENDENT Chief Executive Officer of Mid-America Apartment Communities, Inc.	White (M)	67	2013
Donald F. Colleran INDEPENDENT Chairman of the Board since 2023 Former President and Chief Executive Officer of FedEx Express	White (M)	68	2017
David M. Fields INDEPENDENT Executive Vice President, Chief Administrative Officer and General Counsel of Sunset Development Company	Black (M)	66	2022
Marshall A. Loeb Chief Executive Officer, President and Director of EastGroup Properties, Inc.	White (M)	61	2016
Mary E. McCormick INDEPENDENT Former Executive Director of the Center for Real Estate at The Ohio State University	White (F)	66	2005
Katherine M. Sandstrom INDEPENDENT Former Senior Managing Director at Heitman LLC	White (F)	55	2020

AC	Audit Committee	Chairperson
CC	Compensation Committee	Member
NCGC	Nominating and Corporate Governance Committee
IC	Investment Committee
(1)Equal Employment Opportunity (EEO-1) categories, as self-identified.

8	EastGroup Properties

Proxy Voting Roadmap

Director Nominee Snapshot(1)
Director Nominee Skills and Experience(2)
ACCOUNTING AND FINANCE
CAPITAL MARKETS
E-COMMERCE AND LOGISTICS
CORPORATE SUSTAINABILITY MATTERS
PUBLIC COMPANY BOARD EXPERIENCE
REAL ESTATE OPERATIONS AND INVESTMENT
REGULATORY, LEGAL OR RISK MANAGEMENT
SENIOR LEADERSHIP AND STRATEGIC INITIATIVES

GENDER IDENTITY

2020	2024

RACIAL IDENTITY

2020	2024

AGE

2020	2024

TENURE

2020	2024

(1)Excludes Marshall A. Loeb, our CEO
(2)Includes all director nominees

2024 Proxy Statement	9

Proxy Voting Roadmap
Corporate Governance Highlights

Independent Oversight
▶Six of the seven Board nominees are independent
▶100% independent Audit, Compensation and Nominating and Corporate Governance Committees
▶Separation of Chairman and CEO positions
▶Audit Committee meets with independent and internal auditors at least quarterly
▶Full Board oversight of strategy, risk management and corporate sustainability matters

Board Refreshment
▶Annual director elections by shareholders (non-staggered board)
▶Two of the seven Board nominees are women, and one nominee identifies as a racial or ethnic minority
▶Chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee rotated in 2020; Chairperson of the Nominating and Corporate Governance Committee rotated again in 2022

Sound Compensation Practices
▶All stock-based incentive plans have been approved by shareholders
▶Robust stock ownership guidelines for directors and executive officers
▶Eliminated director meeting fees in 2020 by adopting a retainer compensation program for directors
▶Shares granted to employees and directors have been less than 1% of the shares outstanding over the last three years
▶Compensation is strongly tied to performance, and we do not have employment agreements, automatic salary increases or guaranteed bonuses
▶The Board has adopted a clawback policy that applies to both cash and equity incentive compensation
▶No hedging or pledging of Company securities by directors or executive officers
▶No excessive perquisites
▶No supplemental executive retirement plans
▶No tax gross-ups and no single-trigger provisions

Other Best Practices
▶General and administrative expense as a percentage of revenue was less than 5% for the years ended December 31, 2023 and 2022
▶Interested parties may communicate directly with the Board through a link on the Company’s website
▶No collective bargaining agreements

Proposal 2 Ratification of Independent Registered Public Accounting Firm

The Board recommends a vote FOR proposal 2.	See Page 34-36 for more details.

10	EastGroup Properties

Proxy Voting Roadmap

Proposal 3 Non-Binding, Advisory Vote on Executive Compensation

The Board recommends a vote FOR proposal 3.	See Page 37-68 for more details.

Executive Compensation Snapshot

Pay Element
	CEO	Other NEOs	Why It Is Provided	Key Features
Base Salary			▶We pay a base level of competitive cash salary to attract and retain executive talent.
▶We determine base salary based on experience, job scope, market data and individual performance.
▶We annually review our Named Executive Officers’ (“NEOs”) base salaries against our peers to maintain competitive levels.

Annual Cash and Equity Incentive Target			▶Our annual cash and equity incentives are based on the achievement of objective at-risk Company performance metrics and individual goals to align compensation with strategic goals.
▶A balanced mix of financial metrics commonly used to measure REIT performance and individual performance goals:
▶FFO per share (50%)
▶Same PNOI change (10%)
▶Debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) ratio (10%)
▶Fixed charge coverage ratio (10%)
▶Individual objectives (20%)
▶Paid 50% in cash and 50% in equity. Cash is paid and a portion of the equity vests at the end of the one-year performance period, and the remainder vests ratably over an additional two years.

Performance- Based Long Term Equity Incentive Target			▶We grant performance-based (70%) and service-based restricted shares (30%) to our executives to encourage retention and align executive compensation with shareholders’ interests.
▶Performance-based awards are only earned by achieving the Company’s three-year Total Shareholder Return (“TSR”) performance hurdles relative to the Nareit Equity Index and member companies of the Nareit Industrial Index.
▶A portion of the shares vest at the end of the three-year performance period, and the remainder vests after an additional one-year vesting period.

Service-Based Long Term Equity Incentive Target				▶Service-based awards vest ratably over four years.

2024 Proxy Statement	11

Proxy Voting Roadmap
TARGET COMPENSATION MIX

Chief Executive Officer

Other Named Executive Officers

12	EastGroup Properties

400 W. Parkway Place, Suite 100
Ridgeland, Mississippi 39157
Notice of 2024 Annual Meeting of Shareholders
To the Shareholders:

DATE AND TIME May 23, 2024 (Thursday) 9:00 a.m. (Central Daylight Time)	LOCATION Online: www.virtualshareholdermeeting.com/EGP2024	WHO CAN VOTE Shareholders as of March 22, 2024 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

Items of Business
At the 2024 Annual Meeting of Shareholders (the “Meeting”), shareholders will be asked to:

1.	Elect the seven director nominees named in this proxy statement for a one-year term to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;
2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	Approve, by a non-binding, advisory vote, the compensation of our Named Executive Officers as described in this proxy statement; and
4.	Transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
All shareholders of record at the close of business on March 22, 2024 are entitled to notice of and to vote at the Meeting or any adjournment thereof.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders electronically. We believe these rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Meeting.
By Order of the Board of Directors
BRENT WOOD
Executive Vice President, Chief
Financial Officer and Treasurer
DATED: April 12, 2024

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on May 23, 2024. This proxy statement and our 2023 Annual Report to Shareholders are available at www.proxyvote.com

Whether or not you plan to attend the 2024 Annual Meeting of Shareholders, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the Internet or by telephone by following the instructions on the website indicated in the materials you received in the mail. If you received a Notice of Availability of Proxy Materials, you may also request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you receive a copy of the proxy card by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided. If you attend the Meeting, you may vote via the virtual platform during the Meeting if you wish, even if you previously have submitted your proxy. However, please note that if your shares are held of record by a bank, broker or similar organization and you wish to vote via the virtual platform during the Meeting, you must obtain a “legal proxy” issued in your name from such bank, broker or similar organization.

2024 Proxy Statement	13

Proxy Statement
The following information is furnished in connection with the 2024 Annual Meeting of Shareholders (the “Meeting”) of EastGroup Properties, Inc. (the “Company”), to be held on May 23, 2024 at 9:00 a.m., Central Daylight Time, in a virtual meeting format. This proxy statement and 2023 Annual Report to Shareholders are first being made available, and a Notice Regarding the Availability of Proxy Materials is first being mailed, to shareholders on or about April 12, 2024.

Proposal 1

Election of Directors

In accordance with our Amended and Restated Bylaws (the “Bylaws”), the Board of Directors (which we also refer to as the “Board”) has by resolution fixed the number of directors to be elected at the Meeting at seven. Each person so elected shall serve until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
The nominees for director are: D. Pike Aloian, H. Eric Bolton, Jr., Donald F. Colleran, David M. Fields, Marshall A. Loeb, Mary E. McCormick and Katherine M. Sandstrom. All nominees are currently serving as directors of the Company and were elected at the 2023 Annual Meeting of Shareholders.
Unless instructed otherwise, proxies will be voted “FOR” the nominees listed above. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, your proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.
Information regarding the director nominees can be found under “Director Nominee Biographical Information and Experience.”
Nominees receiving more “For” votes than votes cast “Against” will be elected. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

The Board unanimously recommends that shareholders vote “FOR” the election of each of Mmes. McCormick and Sandstrom and Messrs. Aloian, Bolton, Colleran, Fields and Loeb to serve on the Board until the 2025 Annual Meeting of Shareholders and until a successor for each is duly elected and qualified.

14	EastGroup Properties

Proposal 1: Election of Directors
Director Nominee Biographical Information and Experience
The biography of each director nominee below contains information regarding that person’s principal occupation, tenure with the Company, business experience, other director positions currently held or held at any time during the past five years, and the specific experience, qualifications, attributes or skills that led to the conclusion by the Board that such person should serve as a director of the Company.

Age 69 Gender Male Director Since 1999 INDEPENDENT Board Positions Audit Committee Investment Committee

D. Pike Aloian Managing Director, Neuberger Berman

Skills
▶Accounting and Finance
▶Capital Markets
▶Public Company Board Experience
▶Real Estate Operations and Investment
▶Senior Leadership and Strategic Initiatives
Mr. Aloian brings financial and investment experience, knowledge of capital markets and experience on the boards of other public and private companies to our Board. He plays a senior role in the on-going management of Almanac Realty Investors, LLC (“Almanac”), including the origination, structuring and management of Almanac’s capital investments to public and private real estate companies. He graduated from Harvard College and received an MBA from Columbia University Graduate School of Business, where he also served as an adjunct professor.
Select Business Experience
▶Managing Director of Neuberger Berman, a New York-based investment management firm since 2020
▶Partner of Almanac and its predecessor entities through January 31, 2020, when the firm was acquired by Neuberger Berman
▶Serves as a member of the Almanac Investment Committee

2024 Proxy Statement	15

Proposal 1: Election of Directors

Age 67 Gender Male Director Since 2013 INDEPENDENT Board Positions Compensation Committee (Chairperson) Investment Committee

H. Eric Bolton, Jr. Chief Executive Officer, Mid-America Apartment Communities, Inc.

Skills
▶Accounting and Finance
▶Capital Markets
▶Corporate Sustainability Matters
▶Public Company Board Experience
▶Real Estate Operations and Investment
▶Regulatory, Legal or Risk Management
▶Senior Leadership and Strategic Initiatives
Mr. Bolton brings extensive public company business and real estate operating experience to the Board. He serves on the National Association of Real Estate Investment Trusts (“Nareit”) Advisory Board of Governors. He received a BBA in Accounting from the University of Memphis and an MBA with a concentration in Finance and Real Estate from the University of North Texas.
Select Business Experience
▶Chief Executive Officer of Mid-America Apartment Communities, Inc. (“MAA”) (NYSE: MAA), a real estate investment trust (“REIT”) that owns and operates apartment communities, since 2001 and Chairman of the Board of Directors of MAA since 2002
▶Joined MAA in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996; prior to that time, he was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors
▶Served on the Board of Directors of Interstate Hotels and Resorts, Inc. from 2008 to 2010

16	EastGroup Properties

Proposal 1: Election of Directors

Age 68 Gender Male Director Since 2017 INDEPENDENT Board Positions Chairman of the Board Compensation Committee Nominating and Corporate Governance Committee

Donald F. Colleran Former President and Chief Executive Officer, FedEx Express

Skills
▶E-Commerce and Logistics
▶Public Company Board Experience
▶Regulatory, Legal or Risk Management
▶Senior Leadership and Strategic Initiatives
Mr. Colleran’s global leadership positions provide broad experience and allow him to provide valuable insight to the Company and the Board regarding operational and strategic issues. He has served on the Board of Directors of ABM Industries (NYSE: ABM) since 2018. He received a BBA degree from the University of New Hampshire.
Select Business Experience
▶President and Chief Executive Officer of FedEx Express from 2019 to 2023 and also served on the Strategic Management Committee of FedEx Corporation (“FedEx”), which sets the strategic direction for FedEx
▶Joined FedEx in 1989, where he served in a variety of leadership roles including Executive Vice President, Chief Sales Officer of FedEx from 2016 to 2019 and Executive Vice President, Global Sales of FedEx Services from 2006 to 2016

2024 Proxy Statement	17

Proposal 1: Election of Directors

Age 66 Gender Male Director Since 2022 INDEPENDENT Board Positions Compensation Committee Nominating and Corporate Governance Committee

David M. Fields Executive Vice President, Chief Administrative Officer and General Counsel, Sunset Development Company

Skills
▶Public Company Board Experience
▶Real Estate Operations and Investment
▶Regulatory, Legal or Risk Management
▶Senior Leadership and Strategic Initiatives
▶Corporate Sustainability Matters
Mr. Fields has more than 30 years of experience leading multiple disciplines for major companies with large-scale branded real estate. He brings to our Board his extensive background in strategic planning, executive leadership, legal and compliance matters, technology and human resources with prior profit and loss statement responsibility. He has served on the board of directors of CBL & Associates Properties, Inc. (NYSE: CBL), since 2021, where he is the chairman of the Nominating and Corporate Governance Committee and is a member of the Compensation Committee. He received a BA degree from Yale University and a Juris Doctor degree from Harvard Law School.
Select Business Experience
▶Executive Vice President, Chief Administrative Officer and General Counsel since 2014 of San Ramon, California-based Sunset Development Company, the developer, owner and manager of Bishop Ranch, home to 500 businesses, along with retail, entertainment and plans for 10,000 residential homes
▶Executive Vice President and Chief Administrative Officer of Bayer Properties in Birmingham, Alabama from 2006 to 2013
▶Served as counsel to the industrial and retail divisions at the Irvine Company in Newport Beach, California prior to becoming Vice President and General Counsel of Irvine Company Retail Properties

18	EastGroup Properties

Proposal 1: Election of Directors

Age 61 Gender Male Director Since 2016 Board Positions Investment Committee (Chairperson)

Marshall A. Loeb Chief Executive Officer, President and Director, EastGroup Properties, Inc.

Skills
▶Accounting and Finance
▶Capital Markets
▶Public Company Board Experience
▶Real Estate Operations and Investment
▶Senior Leadership and Strategic Initiatives
Mr. Loeb has over 30 years of experience with publicly held REITs and brings real estate industry, finance, operations, development, and executive leadership expertise to the Board. He serves on the Board of Directors and Audit Committee of Lamar Advertising Company (Nasdaq: LAMR), one of the largest outdoor advertising companies in the world specializing in billboard, interstate logo, transit and airport advertising formats. He serves as a member of the Nareit 2024 Advisory Board of Governors, the advisory body to the Nareit executive board, and as chairman of the Audit and Investment Committee of Nareit. He received a BS in Accounting and a Master of Tax Accounting degree from the University of Alabama, then earned a MBA from the Harvard Graduate School of Business.
Select Business Experience
▶Rejoined the Company as President and Chief Operating Officer in March 2015 and named Chief Executive Officer and a director in January 2016
▶Served as President and Chief Operating Officer of Glimcher Realty Trust, a former retail REIT, from 2005 to 2015, when it was acquired by Washington Prime Group Inc.
▶Chief Financial Officer of Parkway Properties, Inc., a former office REIT, from 2000 to 2005
▶Previously employed by the Company from 1991 to 2000, beginning as an asset manager and rising to senior vice president

2024 Proxy Statement	19

Proposal 1: Election of Directors

Age 66 Gender Female Director Since 2005 INDEPENDENT Board Positions Audit Committee (Chairperson) Nominating and Corporate Governance Committee

Mary E. McCormick Former Executive Director, The Ohio State University Center for Real Estate

Skills
▶Accounting and Finance
▶Capital Markets
▶Corporate Sustainability Matters
▶Public Company Board Experience
▶Real Estate Operations and Investment
▶Regulatory, Legal or Risk Management
▶Senior Leadership and Strategic Initiatives
Ms. McCormick brings extensive experience in real estate, capital markets, and corporate governance to our Board. She held a number of leadership positions for a variety of national and regional real estate associations, including Chairperson of the Pension Real Estate Association. She is on the Board of Directors of Xenia Hotels and Resorts, Inc. (NYSE: XHR), a lodging REIT, since 2015, where she serves on the Audit Committee and as Nominating and Corporate Governance Committee chairperson. She previously served on the Board of Directors of MAA from 2006 to 2010. Ms. McCormick is a member of the Urban Land Institute. She received a Bachelor’s degree and an MBA from The Ohio State University.
Select Business Experience
▶Executive Director of the Center for Real Estate at The Ohio State University from 2017 to 2022, where she also served as a Senior Lecturer at the Fisher College of Business
▶Served the Ohio Public Employees Retirement System from 1989 through 2005, where she was responsible for directing real estate investments and overseeing an internally managed REIT portfolio
▶Served on the boards of multiple public and private real estate companies and as a Senior Advisor for Almanac Realty Partners from 2010 to 2016

20	EastGroup Properties

Proposal 1: Election of Directors

Age 55 Gender Female Director Since 2020 INDEPENDENT Board Positions Audit Committee Nominating and Corporate Governance Committee (Chairperson)

Katherine M. Sandstrom Former Senior Managing Director, Heitman LLC

Skills
▶Accounting and Finance
▶Capital Markets
▶Corporate Sustainability Matters
▶Public Company Board Experience
▶Senior Leadership and Strategic Initiatives
Ms. Sandstrom brings valuable business, financial and investment expertise to the Board. She serves on the Board of Directors of Healthpeak Properties, Inc. (NYSE: PEAK), a REIT serving the healthcare industry, since 2018, and as Chair of their Board of Directors, since 2023. She also serves as chair of their Nominating and Corporate Governance Committee. She is on the Board of Directors of Urban Edge Properties (NYSE: UE), a shopping center REIT, since 2022, where she has served on the Audit Committee and Corporate Governance and Nominating Committee, and she is on the Board of Directors of Toll Brothers, Inc. (NYSE: TOL), since 2023. She received a BA in Accounting from the University of West Florida, and she is a certified public accountant.
Select Business Experience
▶Served as Senior Managing Director at Heitman LLC (“Heitman”), a real estate investment management firm, as an Advisor from July 2018 to March 2019 and Senior Managing Director and global head of Heitman’s Public Real Estate Securities business from 2013 to 2018
▶Joined Heitman in 1996 and held several senior leadership positions across multiple facets of the institutional real estate investment industry. Additionally, Ms. Sandstrom previously served on Heitman’s Global Management Committee, the Board of Managers and the Allocation Committee

2024 Proxy Statement	21

Proposal 1: Election of Directors
Director Nominee Skills and Diversity Matrix

Link to Strategy

ACCOUNTING AND FINANCE
As a publicly traded company, we believe an understanding of accounting, finance and internal controls is essential to providing oversight of our financial reporting and internal control environment. We seek to have multiple directors who qualify as Audit Committee financial experts.

CAPITAL MARKETS	Significant capital is required to fund our operations and grow our business. We value directors with experience in capital markets, including debt and equity financing.

E-COMMERCE AND LOGISTICS
As a developer, owner and operator of business distribution buildings, we are an integral part of many businesses’ warehousing and supply chain needs. We believe it is valuable to the Company for a director to have experience in the e-commerce and logistics fields.

CORPORATE SUSTAINABILITY MATTERS
We strive to conduct business in a responsible manner, to integrate corporate sustainability into our operational decision-making and to provide informative ESG-related disclosures. We value a director’s corporate sustainability experience from a Company and investor perspective.

PUBLIC COMPANY BOARD EXPERIENCE
We believe a director’s experience serving on other public company boards is valuable, as it provides them with knowledge, insights and perspectives on business operations, corporate governance and other board-related matters.

REAL ESTATE OPERATIONS AND INVESTMENT	Directors with real estate experience bring valuable expertise that is useful in guiding and overseeing our business operations, including real estate development, acquisitions and operations.

REGULATORY, LEGAL OR RISK MANAGEMENT	Directors with experience in regulatory, legal and risk management matters provide valuable oversight to our management and Board.

SENIOR LEADERSHIP AND STRATEGIC INITIATIVES
We believe directors who serve or have served in senior leadership positions bring valuable experience and perspectives, providing guidance to our management and Board on a variety of business matters, including strategy, human capital management, and execution.

TOTAL NUMBER OF DIRECTOR NOMINEES: 7(1)
GENDER IDENTITY	Female	Male
Director nominees	2	5
RACIAL IDENTITY
African American or Black	—	1
White	2	4
(1)For the gender and racial identities of each director nominee, see page 8.

22	EastGroup Properties

Proposal 1: Election of Directors
Board Composition and Refreshment
Our Board has an ongoing director succession planning process designed to provide for a highly independent, well-qualified Board, with the diversity, experience and background to be effective and to provide strong oversight. Our Board regularly evaluates the needs of the Company and values a mix of new directors, who bring fresh perspectives and enhanced skills, and longer-serving directors who provide continuity and experience with our strategies and risk management processes.
Board Evaluation
Our Board recognizes that a regular Board and committee evaluation process is an essential component of Board effectiveness and thoughtful Board refreshment. On an annual basis, each of our directors completes an overall Board evaluation and an evaluation for each committee on which the director serves. The Nominating and Corporate Governance Committee oversees the evaluation process.

QUESTIONNAIRE
▶Directors are asked to provide an effectiveness rating to a variety of Board actions and processes.
▶Directors are able to provide anonymous comments on a variety of Board and committee matters.
DISCUSSION ▶The Nominating and Corporate Governance Committee discusses the findings of the Board assessments. ▶Each committee discusses the findings of its committee assessment.	EVALUATION RESULTS ▶The Nominating and Corporate Governance Committee reports the findings to the full Board. ▶Feedback is taken into consideration as the Board carries out its duties.

Nominating Procedures
In identifying suitable candidates for nomination as a director – whether new candidates or incumbent directors – the Nominating and Corporate Governance Committee considers the needs of the Board and the range of skills and characteristics required for effective functioning of the Board. The Committee regularly discusses director succession and refreshment of the Board to further cultivate diversity of skill sets, experiences, backgrounds and demographics.

GENERAL CONSIDERATION
In evaluating the suitability of individual board members, the Nominating and Corporate Governance Committee takes into account many factors, including experience in the real estate industry; understanding of finance and accounting; exposure to disciplines relevant to the success of a public company, such as capital markets, finance, investor relations, and corporate governance; experience in real estate development and construction; and diversity (including diversity of gender, race, ethnicity, age, sexual orientation, skill sets, background and experience), and other considerations memorialized in our Corporate Governance Guidelines.

RELEVANT SKILLS AND EXPERIENCE
Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination.

SUGGESTIONS
In addition, the Nominating and Corporate Governance Committee will consider nominees suggested by incumbent Board members, management, shareholders and, in certain circumstances, outside search firms; as such, shareholders may influence the composition of the Board.

2024 Proxy Statement	23

Proposal 1: Election of Directors

OUR COMMITMENT TO BOARD DIVERSITY
Our Board believes that it is in the Company’s and shareholders’ best interest that the Board be comprised of directors with diversity of thought, opinion, skill sets, background, gender and ethnicity. In April 2023, the Board amended our Corporate Governance Guidelines to reflect that, in evaluating candidates, the Board will consider diversity (including diversity of gender, race, ethnicity, age, sexual orientation and gender identity) as it deems appropriate given the current needs of the Board and the Company. Additionally, in identifying potential independent director candidates, the Nominating and Corporate Governance Committee will include in its initial list for consideration for any vacancy on the Board one or more qualified candidates who reflect diverse backgrounds, including diversity of gender and race or ethnicity. Two of our directors are women, and one of our directors identifies as a racial minority. In 2021, the Nominating and Corporate Governance Committee engaged Korn Ferry, a third-party search firm, to assist the committee in the identification and recruitment of an experienced, ethnically diverse candidate for our Board. Korn Ferry recommended Mr. Fields, along with various potential other candidates, and in February 2022, Mr. Fields was appointed to our Board.

Consideration of New Nominees

COLLECT CANDIDATE POOL
▶The Nominating and Corporate Governance Committee considers candidates brought forth by incumbent Board members, management and shareholders.
▶The Nominating and Corporate Governance Committee has also previously engaged, and may in the future engage, an outside search firm to assist in identifying qualified candidates.

REVIEW CANDIDATES
▶The Nominating and Corporate Governance Committee reviews the candidate pool to identify candidates it believes are best suited to serve as a director.
▶The Nominating and Corporate Governance Committee and other directors and members of management interview candidates.

RECOMMEND TO BOARD
▶After interviewing and discussing candidates, the Nominating and Corporate Governance Committee recommends a candidate’s nomination to the full Board.
▶The Board evaluates and approves the new director.

Shareholder Recommendations
In accordance with the nominating procedures outlined above, the Nominating and Corporate Governance Committee will consider written recommendations for potential nominees suggested by shareholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a shareholder should be sent to the Company’s Secretary at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157, within the time periods set forth under the heading “About the 2024 Annual Meeting – How do I submit a proposal for the 2025 Annual Meeting?”.
Refreshment and Succession Planning

As a result of our commitment to thoughtful Board refreshment and increased Board diversity, we have added three new directors since 2017 and enhanced the composition of our Board in recent years. Since 2020, we have:

Doubled	Two	By six years(1)	By 11 years(1)	Enhanced
the number of women on our Board (from one to two)	new diverse directors	Reduced average director nominee age	Reduced average director nominee tenure	the Board Skills related to Corporate Sustainability, Capital Markets and Regulatory/Legal/Risk

We continue to seek Board refreshment and to enhance the diversity of perspectives on our Board.

(1)Director nominees excluding our CEO, Marshall A. Loeb

24	EastGroup Properties

Proposal 1: Election of Directors
Corporate Governance
Leadership Structure
Our current leadership structure includes an independent Chairman of the Board, a separate Chief Executive Officer, and a Board of Directors with six of the seven directors, including the Chairman, considered independent. Additionally, our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are comprised entirely of independent directors. The Board of Directors believes that separating the Chairman and Chief Executive Officer positions, as well as having an independent Chairman of the Board, provides the Board of Directors and the Company with strong leadership and independent oversight while allowing the Chief Executive Officer to focus on the Company’s strategic direction, management, and business operations.

CHIEF EXECUTIVE OFFICER
Marshall A. Loeb
▶The Chief Executive Officer is responsible for setting the strategic direction of the Company.
▶He is also responsible for the day to day leadership and management of the Company.

INDEPENDENT CHAIRMAN OF THE BOARD
Donald F. Colleran
▶The Chairman of the Board leads the Board in providing Company oversight and direction.
▶He actively manages the Board by presiding over meetings of the Board.

BOARD COMMITTEES AND DIRECTORS
▶Our independent directors are also actively involved in overseeing the Company’s business, both at the Board and committee level.
▶Under the NYSE listing standards, six of our seven directors are considered independent.
▶Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are comprised entirely of independent directors and perform oversight functions independent of management.
▶Directors may suggest topics for inclusion on an agenda for a Board meeting and raise topics during a meeting that are not on the agenda.
▶Our Board and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management.
▶Our Board may hold executive sessions with only independent directors present. Such sessions are led by our independent Chairman and promote discussion among the independent directors and assure independent oversight of management.

Independent Directors
Under the NYSE listing standards, at least a majority of the Company’s directors and all of the members of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must meet the test of “independence” as defined by the NYSE. The NYSE standards provide that, to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with such person’s ability to exercise independent judgment as a member of the Company’s Board. Our Board currently has seven members: D. Pike Aloian, H. Eric Bolton, Jr., Donald F. Colleran, David M. Fields, Marshall A. Loeb, Mary E. McCormick and Katherine M. Sandstrom. The Board has determined that each director who served during the fiscal year ended December 31, 2023, was and continues to be independent other than Mr. Loeb, the Company’s Chief Executive Officer.
Board Size
Our Bylaws provide that the number of directors will be initially as provided in our Articles of Amendment and Restatement, and subsequently as determined by the Board. The size of our Board is currently set at seven directors.

2024 Proxy Statement	25

Proposal 1: Election of Directors
Committees of the Board
The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee; membership of these committees is outlined in the table below. Each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is “independent” as that term is defined in the NYSE listing standards, and the Board has adopted written charters for each of these committees, which are reviewed annually by the respective committee and are available on our website at http://investor.eastgroup.net/governance-documents. Materials located on our website and referenced herein are not deemed to be part of this proxy statement and are not incorporated by reference.

Audit Committee

MEMBERS Mary E. McCormick (Chairperson) D. Pike Aloian Katherine M. Sandstrom Meetings in 2023: 6
PRINCIPAL RESPONSIBILITIES
▶Oversee the financial reporting of the Company, including the audit by the Company’s independent registered public accounting firm and the internal audit department.
▶Review and provide oversight of the Company’s cybersecurity and other information technology risks.
▶Monitor financial risks relevant to the Company, potential related party arrangements and a variety of other accounting and financial matters.
Mmes. McCormick and Sandstrom and Mr. Aloian have each been designated as an “Audit Committee financial expert” in accordance with the SEC rules and regulations, and the Board has determined that they have accounting and related financial management expertise within the meaning of the listing standards of the NYSE. See “Report of the Audit Committee” on page 36 of this proxy statement.

Compensation Committee

MEMBERS H. Eric Bolton, Jr. (Chairperson) Donald F. Colleran David M. Fields Meetings in 2023: 6
PRINCIPAL RESPONSIBILITIES
▶Review and recommend to the Board an appropriate executive compensation policy.
▶Approve compensation of the Company’s executive officers.
▶Review and recommend to the Board appropriate compensation for the Company’s directors.
▶Review and make recommendations with respect to executive and employee benefit plans and programs.

Nominating and Corporate Governance Committee

MEMBERS Katherine M. Sandstrom (Chairperson) Donald F. Colleran David M. Fields Mary E. McCormick Meetings in 2023: 3
PRINCIPAL RESPONSIBILITIES
▶Assess Board membership needs and identify, screen, recruit and present director candidates to the Board.
▶Implement policies regarding corporate governance matters.
▶Evaluate and make recommendations regarding committee memberships and chairpersonships.
▶Sponsor and oversee performance evaluations for the Board as a whole and the directors.
▶Review and provide oversight of the Company’s corporate sustainability strategy, practices and policies.

26	EastGroup Properties

Proposal 1: Election of Directors

Investment Committee

MEMBERS Marshall A. Loeb (Chairperson) D. Pike Aloian H. Eric Bolton, Jr. Meetings in 2023: 3
PRINCIPAL RESPONSIBILITIES
▶Review and approve any real estate investment or disposition that has a transaction value greater than $55.0 million and less than $125.0 million. Real estate investments or dispositions that either have a transaction value equal to or greater than $125.0 million or are in geographic markets where the Company does not already have a presence are reviewed and approved by the full Board of Directors.

Board Oversight and Engagement
The Board’s role is to maximize long-term shareholder value. In order to maximize long-term shareholder value, the directors’ primary functions are:

STRATEGIC OVERSIGHT	RISK OVERSIGHT	SUCCESSION PLANNING

▶Review management’s business strategies to evaluate their efficacy
▶Seek to ensure that the Company’s compensation strategy for key executives
i.is effective in attracting and retaining key executives;
ii.links pay to performance based on goals that are aligned with the long-term interests of the Company’s shareholders; and
iii.is administered fairly and in the shareholders’ interests

▶Review, and where appropriate, approve and evaluate financial and internal controls
▶Seek to ensure that the Company’s business is conducted in conformity with applicable laws and regulations
▶Review with management and monitor the material risks related to the Company’s business
▶Select the Chief Executive Officer and other senior officers ▶Develop and periodically review a management succession plan

Risk Oversight
The Company believes that its leadership structure allows the Board to provide effective oversight of the Company’s risk management function by receiving and discussing regular reports prepared by the Company’s senior management on areas of material risk to the Company, including market conditions; tenant concentrations and credit worthiness; leasing activity and expirations; compliance with debt covenants; management of our balance sheet and debt maturities; access to debt and equity capital markets; existing and potential legal claims against the Company; cybersecurity, including cyber-attacks and computer viruses; corporate sustainability initiatives; enterprise risk management; and various other matters relating to the Company’s business.

2024 Proxy Statement	27

Proposal 1: Election of Directors

BOARD
The Board administers its risk oversight function through:
▶The required approval by the Board (or a committee thereof) of significant transactions and other decisions, including, among others, development and acquisitions of properties, the markets in which the Company operates, sourcing of capital, and the appointment and retention of the Company’s senior management;
▶Regular meetings with management to discuss the Company’s operations and strategy;
▶Reviewing, on at least an annual basis, the Company’s enterprise risk management program;
▶The coordination of the direct oversight of specific areas of the Company’s business by the Audit, Compensation and Nominating and Corporate Governance Committees, with oversight by the full Board as appropriate; and
▶Periodic reports from the Company’s auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes, the Company’s internal control over financial reporting, and the security of the electronic systems which the Company relies upon to conduct its business.

AUDIT COMMITTEE
▶Oversees the Company’s financial reporting and internal control environment;
▶Oversees the internal and external audit functions;
▶Reviews and provides oversight of the Company’s cybersecurity and other information technology risks; and
▶Monitors the Company’s financial risks.

COMPENSATION COMMITTEE
▶Considers various risks when approving the Company’s compensation structure for its executive officers and directors, including retention, pay for performance, and aligning the Company’s interests with those of shareholders; and
▶Engages an independent compensation consultant and works together with them to apply the Committee’s compensation philosophy to its compensation programs by analyzing current market trends, peer compensation metrics, and evaluating risks associated with executive compensation.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
▶Assesses governance risks and the various risks associated with Board leadership;
▶Considers various risks and the value of diversity of thought, skill sets, experiences and demographics when identifying potential candidates to serve as directors; and
▶Reviews and provides oversight of the Company’s corporate sustainability program.

MANAGEMENT
▶Conducts the operations of the business while identifying and considering associated risks;
▶Discusses within the management team and with the Board areas of potential risks and actions to mitigate those risks;
▶Establishes and follows a system of internal controls to prevent, deter and detect any potential fraudulent or erroneous activity; and
▶Engages third-party professionals on a variety of matters to ensure the Company is following best practices.

Enterprise-Wide Teams and Risk Mitigation Efforts
Cross-functional committees including the Disclosure Committee, Corporate Sustainability Committee and Cyber Risk Committee meet regularly to promote strategic leadership and provide management with important perspectives, as well as advise on risk mitigation strategies from their areas of specialization. Management also administers other risk mitigation features such as a Code of Ethics and Business Conduct and a comprehensive internal and external audit process.

Enterprise Risk Management (“ERM”) Program
The ERM program was created to proactively identify and address risks and related opportunities and help achieve business objectives through risk-informed decision making. Responsibilities include identification and prioritization of the top risks through a comprehensive risk assessment process, designation of clear risk ownership, and facilitation of a collaborative environment that promotes risk dialogue internally and with various stakeholders.

Outside Advisors
Advisors may be engaged either on a regular basis to inform the Board or management of ongoing risks facing our business, or occasionally to advise on specific topics. Such advisors include auditors, attorneys, financial firms, compensation consultants, corporate sustainability consultants, cybersecurity experts and other consultants.

28	EastGroup Properties

Proposal 1: Election of Directors
Strategic Oversight
The Board is responsible for oversight of strategy, the operation of the business and performance evaluation, so as to promote the long-term successful performance of the Company.

The Board meets at least quarterly to review the results of the Company’s operations, financial reports, market-specific business reports, strategic transactions, corporate sustainability program updates and capital funding.

The Board and senior management conduct an annual strategic planning meeting to discuss longer-term strategy and goals for the Company, enterprise risk management, corporate sustainability topics, potential new business opportunities and/or shifts in the market/business landscape.

Human Capital Management
We believe our employees are a critical component of the success and sustainability of our Company, and we are committed to providing a diverse and inclusive work environment that encourages collaboration and teamwork. We have various policies and practices in place, including a Code of Ethics and Business Conduct, Whistleblower Program, Equal Opportunity and Commitment to Diversity, Human Rights Statement, Vendor Code of Conduct, ADA & Reasonable Accommodation, Commitment to Safety, Community Service, Family Medical Leave, Parental Leave, Standards of Conduct, Corporate Green Office Guide, Environmental Management System, Workplace Violence Prevention, Healthy, Wealthy, and Wise Benefits Summary, and Cybersecurity Policy.
We value our employees, and our focus on human capital management and other socially-responsible initiatives is at the forefront of discussions and decisions with both management and the Board. The Nominating and Corporate Governance Committee reviews and provides oversight of the Company’s human capital management program.
Management Succession Planning
Members of the Board and senior management regularly discuss succession planning for senior management and other key employees. Discussions include interim and longer-term solutions to future succession-related events, internal and external candidates, and considerations of potential structural changes in the Company’s personnel organizational chart.

2024 Proxy Statement	29

Proposal 1: Election of Directors
Corporate Sustainability Oversight
EastGroup’s commitment to corporate sustainability initiatives is evidenced by its building standards, corporate policies and procedures and Company culture. At EastGroup, protecting the environment is important to the Company’s employees, customers and communities. The Company strives to support sustainability through its commitment to build high performance and environmentally responsible properties. The following table describes how we manage our corporate sustainability program.

Board Oversight	Full Board	Nominating and Corporate Governance Committee

	Ongoing oversight of the Company’s corporate sustainability program throughout the year	Direct oversight of the Company’s corporate sustainability program

▶Receive periodic updates from, and provides high-level guidance to, our management on ESG-related topics.
▶In 2023, our management and the Board met four times, and the Nominating and Corporate Governance Committee met two times to formally discuss corporate sustainability topics.

Senior Management Oversight
▶Our CEO's responsibilities include oversight of all business and strategy practices and policies within the Company, and regular updates are provided to the CEO on the Company's ESG-related activities.
▶The CEO is active in discussions and decision-making around material corporate sustainability initiatives and participates in the annual Enterprise Risk Management process, along with the other members of upper management and the Board, in order to identify relevant climate-related risks and related responses.

Corporate Sustainability Committee
▶Our Director of Corporate Sustainability leads the Company's internal Corporate Sustainability Committee and is responsible for researching, recommending and guiding corporate sustainability initiatives and policies within the organization.
▶The Corporate Sustainability Committee is a cross-functional group consisting of members from multiple facets of operations and geographic locations, including our Chief Financial Officer and Chief Administrative Officer. Other functions represented within the Committee include property management, construction management, asset management, property accounting, internal audit, legal, human resources and information technology.
▶A formal strategy meeting is held annually with the full Corporate Sustainability Committee as well as external consultants to plan and prioritize both short- and long-term corporate sustainability initiatives, including assessing and managing climate-related risks and opportunities.

Recent Corporate Sustainability Program Enhancements
▶Completed our first GRESB Real Estate Assessment, which provided the Company with additional insight into its corporate sustainability management and performance as compared to industry peers. (2023)
▶Formalized our approach toward corporate sustainability management and risk assessment by creating an environmental management system and implementing an ESG due diligence scorecard for potential building acquisitions, which includes an assessment of each building’s environmental and resilience characteristics, as well as a physical climate risk assessment. (2023)
▶Engaged a sustainability consulting firm to assist in onboarding an environmental data management platform, to provide ongoing data management and reporting and to provide recommendations for our corporate sustainability program as a whole. (2022)
▶Hired full-time Director of Corporate Sustainability and expanded Corporate Sustainability Committee to include employee representation from various operational groups and geographic locations. (2021)

Our latest Corporate Sustainability Report can be found at https://www.eastgroup.net/priorities. The information contained in our Corporate Sustainability Report is not incorporated by reference into this proxy statement.

30	EastGroup Properties

Proposal 1: Election of Directors
Cybersecurity Oversight
The Company’s cybersecurity risk management process is assessed and managed by a cyber risk committee (“Cyber Risk Committee”), which includes the Company’s Chief Financial Officer, Chief Information Officer and members of management within the information technology, finance and accounting, legal and internal audit functions. The Board has delegated to the Audit Committee, as reflected in the charter of the Audit Committee, responsibility for periodic review and oversight of the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks, to respond to data breaches and to disclose material cybersecurity incidents. The Audit Committee receives periodic updates from the Cyber Risk Committee regarding these topics. Both senior management, including members of the Cyber Risk Committee, and the Audit Committee Chairperson report periodically on cybersecurity risk management to the full Board of Directors. Additionally, management conducts comprehensive risk surveys annually and presents the results of these surveys to the Board of Directors for discussion.
Shareholder Engagement
Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the directors as a group may do so by writing to Chairman of the Board, EastGroup Properties, Inc., 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157. Correspondence so addressed will be forwarded directly to the Chairman of the Board, who will forward any such communication to the director(s) to whom the communication is addressed. Shareholders and other parties interested in communicating with the directors as a group may also do so via the Contact Us page of the Company’s website at www.eastgroup.net.
From time to time, the Company’s management team will engage directly with shareholders to discuss governance and other corporate matters. Management and the Board take this feedback into consideration when discussing and acting on corporate governance matters, as evidenced by the following actions taken in recent years:

SHAREHOLDER ENGAGEMENT TOPIC	ACTIONS TAKEN

Gender Diversity	Added a new female director in 2020
Racial/Ethnic Diversity	Added a new racially diverse director in 2022
Age and Tenure of Director Nominees	Average age lowered by six years since 2020(1) Average years of tenure decreased by 11 years since 2020(1)
Human Rights Statement and Vendor Code of Conduct	We adopted a Human Rights Statement and Vendor Code of Conduct in 2021.
Bylaw Amendments	In 2021, we proposed, and shareholders approved, the amendment and restatement of our charter and bylaws to allow our bylaws to be amended by a majority of shareholder votes.
(1)Director nominees excluding our CEO, Marshall A. Loeb
Other Governance Principles
Code of Ethics and Business Conduct
Our Board adopted a Code of Ethics and Business Conduct (the “Code of Ethics”), which governs business decisions made and actions taken by our directors, officers and employees and provides guidance for recognizing potential issues encountered in conducting Company business and for making decisions that conform to our legal and ethical standards. All directors, officers, and employees are expected to be familiar with the Code of Ethics and adhere to those principals and procedures. The Company has a Whistleblower Policy whereby customers, suppliers, employees and other stakeholders may report, in good faith, details of any instances of illegal and/or unethical conduct. A copy of the Code of Ethics is available on our website at http://investor.eastgroup.net/governance-documents. We intend to disclose on this website any amendment to, or waiver of, any provision of the Code of Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

2024 Proxy Statement	31

Proposal 1: Election of Directors
Corporate Governance Guidelines
Our Board adopted Corporate Governance Guidelines, a copy of which is available on our website at http://investor.eastgroup.net/governance-documents. The information contained on, or available through, our website is not incorporated by reference into this proxy statement. Copies of our Code of Ethics and Corporate Governance Guidelines may also be obtained free of charge by writing to EastGroup Properties, Inc., 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157, Attention: Investor Relations.
Board Attendance at Meetings
The Company’s Corporate Governance Guidelines provide that all directors are expected to regularly attend all meetings of the Board and the Board committees on which they serve. The Board held seven meetings during the Company’s 2023 fiscal year, and each director attended 75% or more of the Board meetings and meetings held by all committees of the Board on which he or she served. Each director nominee is also expected to attend the Meeting. All of our Board members who were directors at the time of the 2023 Annual Meeting of Shareholders attended that meeting.
Compensation of Directors
We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our Board and that this approach is comparable to the policies of our peers. We feel that it is appropriate to provide cash compensation to our non-employee directors to compensate them for their time and effort and to provide equity compensation to our non-employee directors to align their long-term interests with those of the Company and our shareholders.
Under the Company’s director compensation program as set forth in the Independent Director Compensation Policy, non-employee directors are paid annual cash retainers and receive equity-based compensation for their service as shown below. In addition, each non-employee director is reimbursed for his or her expenses in connection with attendance of meetings. In May 2023, following a review of peer group practices with the Compensation Committee’s independent compensation consultant, our Board amended the Independent Director Compensation Policy to increase the annual cash retainer for the Chairman of the Board from $50,000 to $75,000 to better align with peer group practices.
A non-employee director who is appointed to the Board outside of an annual meeting of shareholders will receive a prorated amount of the applicable annual cash retainer, based on the time between his or her appointment and our next annual meeting of shareholders.
Pursuant to the Independent Director Compensation Policy, non-employee directors receive an annual award of restricted shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in connection with their election or re-election to the Board at the annual meeting of shareholders. The annual award consists of restricted shares of the Company’s Common Stock determined by dividing $110,000 by the fair market value of a share of the Company’s Common Stock on the date of grant. If a fraction results, the number of shares is rounded up to the next whole number. The restricted shares vest in full on the earlier of the one-year anniversary of the date of grant or the next annual meeting of shareholders following the date of grant, subject to the non-employee director’s continued service on the Board through such vesting date, subject to certain exceptions. A non-employee director who is appointed to the Board outside of the annual meeting of shareholders will receive a prorated amount of the annual award, based on the time between his or her appointment and our next annual meeting of shareholders.

32	EastGroup Properties

Proposal 1: Election of Directors
The Independent Director Compensation Policy also provides that each new non-employee director appointed or elected will receive an automatic award of a number of restricted shares of Common Stock on the effective date of election or appointment, equal to $25,000 divided by the fair market value of a share of the Company’s Common Stock on such date. If a fraction results, the number of shares is rounded up to the next whole number. These restricted shares vest over a four-year period, subject to the director’s continued service on our Board through each applicable vesting date.
As an employee of the Company, Mr. Loeb did not receive any compensation for his service as a director during the fiscal year ended December 31, 2023. The compensation received by Mr. Loeb, as a Named Executive Officer of the Company, is presented in the Summary Compensation Table (page 56).
The Company’s non-employee directors received the following aggregate amounts of compensation for the fiscal year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
D. Pike Aloian	76,000	110,095	186,095
H. Eric Bolton, Jr.	88,917	110,095	199,012
Donald F. Colleran	117,250	110,095	227,345
Hayden C. Eaves III(2)	28,125	—	28,125
David M. Fields	73,500	110,095	183,595
David H. Hoster II(3)	48,333	—	48,333
Mary E. McCormick	86,000	110,095	196,095
Katherine M. Sandstrom	82,000	110,095	192,095
(1)Represents the aggregate grant date fair values of the restricted shares of Common Stock awarded to the non-employee directors during the fiscal year ended December 31, 2023, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining such amounts are described in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 14, 2024.
(2)Mr. Eaves’ term expired at the 2023 Annual Meeting of Shareholders, and he was not nominated by the Board to stand for re-election.
(3)Mr. Hoster’s term expired at the 2023 Annual Meeting of Shareholders, and he was not nominated by the Board to stand for re-election.

Director Stock Ownership Guidelines
Directors are required to own Company stock with a market value (number of shares multiplied by the current price of common stock) of at least five times the annual cash retainer for directors.

2024 Proxy Statement	33

Proposal 2

Ratification of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment of the independent registered public accounting firm engaged by the Company. During 2020, the Audit Committee conducted an audit proposal process with multiple firms and selected KPMG LLP (“KPMG”) to continue serving as the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG as independent auditors for the fiscal year ending December 31, 2024. The Board is asking shareholders to approve this appointment. KPMG was first appointed as our independent registered public accounting firm effective in 1970 to audit the consolidated financial statements of the Company for the fiscal year ended December 31, 1970. KPMG audited the Company’s financial statements and internal controls over financial reporting for the fiscal year ended December 31, 2023. A representative of KPMG will be present at the Meeting and will have an opportunity to make a statement and answer appropriate questions.
The following section of this Proxy Statement contains additional information regarding the independent auditors, including a description of the Audit Committee’s Policy for Pre-Approval of Audit and Permitted Non-Audit Services and a summary of Auditor Fees and Services.
The Board recommends that you vote “FOR” the appointment of KPMG, an independent registered public accounting firm, to serve as the Company’s independent auditors for the 2024 fiscal year.
Shareholder ratification of the appointment of KPMG as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the appointment of KPMG to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain KPMG in the future. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company. This proposal will be approved if the votes cast “For” the proposal exceed the votes cast “Against” the proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

The Board unanimously recommends that the shareholders vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

34	EastGroup Properties

Proposal 2: Ratification of Independent Registered Public Accounting Firm
Evaluation and Selection of Independent Auditors
On an annual basis, the Audit Committee evaluates the performance of the Company’s independent registered public accounting firm and from time to time will conduct a formal audit proposal process with several audit firms. Factors considered by the Audit Committee when retaining its auditors include:
▶the firm’s technical expertise and knowledge of the Company’s business and industry;
▶the firm’s independence;
▶the efficiency and effectiveness of the firm’s audit services and capabilities;
▶the availability and quality of the firm’s educational resources;
▶the quality of the firm’s communications with the Audit Committee and management; and
▶the appropriateness of the firm’s fees.

BENEFITS OF LONGER TENURE
▶Institutional knowledge of the Company’s business operations, accounting policies and practices, personnel and internal control over financial reporting enhance the efficiency and quality of the audit process.
▶A competitive fee structure is achieved due to KPMG’s deep independent auditor knowledge and familiarity with the Company. There would be additional fees required in changing audit firms.

Based on these and other factors, the Audit Committee determined that, as of the most recent audit proposal process conducted by the Committee, continuing to engage KPMG as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.
Auditor Fees and Services
In connection with the audit of the 2023 financial statements, the Company entered into an engagement agreement with KPMG which set forth the terms by which KPMG will perform audit services for the Company.
The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG for fiscal years 2023 and 2022.

	2023	2022
Audit Fees(1)	$854,600	$870,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	$27,150	—
Total	$881,750	$870,000
(1)Audit fees include amounts related to professional services rendered in connection with the audits of our annual financial statements and reviews of our quarterly financial statements, the audit of internal control over financial reporting and other services and communications that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. For 2023 and 2022, this includes annual amounts of $145,000 and $155,000, respectively, for comfort letter procedures in connection with the issuance of Common Stock.
(2)All other fees include amounts related to permissible professional advisory services.

2024 Proxy Statement	35

Proposal 2: Ratification of Independent Registered Public Accounting Firm
Policy for Pre-Approval of Audit and Permitted Non-Audit Services
The Audit Committee of the Board has adopted policies and procedures providing for the pre-approval of audit and non-audit services performed by the Company’s independent registered public accounting firm. Pre-approval may be given as part of the Audit Committee’s approval on the engagement of the independent auditor or on an individual case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Audit Committee chairperson, but the decision is subsequently reported to the full Audit Committee.
Report of the Audit Committee
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
The Audit Committee of the Company is composed of three directors, each of whom meets the current independence and experience requirements of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (the “SEC”). The Audit Committee operates under a written charter which was amended and restated on March 8, 2024. A complete copy of the Audit Committee charter is available on the Company’s website at www.eastgroup.net.
The purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls, and audit functions. Management is primarily responsible for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on those statements. The Company has a full-time internal audit department that reports to the Audit Committee and to management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls. The Audit Committee’s responsibilities include oversight of the Company’s independent registered public accounting firm and internal audit department, as well as oversight of the Company’s financial reporting process on behalf of the full Board. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures. In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2023.
The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. Those meetings include, whenever appropriate, executive sessions with KPMG without management being present. The Committee met six times during 2023, including two executive sessions with KPMG. In the course of fulfilling its oversight responsibilities, the Audit Committee met with management, internal audit personnel and KPMG to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that the financial statements in the Company’s Annual Report on Form 10-K were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee also discussed with KPMG matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, the SEC, the NYSE and other matters required by the charter of this Committee. In addition, the Audit Committee has received the written communications from KPMG required by the Public Company Accounting Oversight Board Rule 3526, and has discussed with KPMG their independence from the Company and its management.
On the basis of the reviews and discussions the Audit Committee has had with KPMG and management, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.
Submitted by the Audit Committee:
MARY E. MCCORMICK, CHAIRPERSON
D. PIKE ALOIAN
KATHERINE M. SANDSTROM

36	EastGroup Properties

Proposal 3

Non-Binding, Advisory Vote on Executive Compensation

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our shareholders to vote on a non-binding, advisory basis to approve the compensation awarded to our Named Executive Officers, as we have described it in the “Compensation Discussion and Analysis” section of this Proxy Statement and the accompanying tables and narrative disclosure.
As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and procedures described in this proxy statement, pursuant to Item 402 of Regulation S-K. In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve, on a non-binding, advisory basis, the following resolution at the Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
You may vote for or against the resolution, or you may abstain. For the non-binding, advisory vote on the compensation of our Named Executive Officers to be approved, the votes cast “For” the proposal must exceed the votes cast “Against” this proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.
While the say-on-pay vote is advisory and non-binding, the Compensation Committee does value the opinions of our shareholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our Named Executive Officers. Unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2025 annual meeting of shareholders, and the next advisory vote on the frequency of holding future say-on-pay votes will occur no later than the 2029 annual meeting of shareholders.

The Board unanimously recommends that you vote “FOR” this resolution.

2024 Proxy Statement	37

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Executive Officers
The following provides certain information regarding our executive officers. Each individual’s name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each officer and, unless otherwise stated, each person has held the position indicated for at least the past five years. There are no family relationships between any of the directors or executive officers of the Company.

Marshall A. Loeb, 61

Chief Executive Officer, President and Director
Mr. Loeb has served as the President of the Company since March 2015 and Chief Executive Officer of the Company since January 2016. He rejoined the Company as President and Chief Operating Officer in March 2015 from Glimcher Realty Trust, where he served as President and Chief Operating Officer from 2005 to 2015. From 2000 to 2005, he served as Chief Financial Officer of Parkway Properties, Inc. Mr. Loeb, who was with the Company from 1991 to 2000, began with the Company as an asset manager and rose to senior vice president after having a variety of responsibilities with the Company. Since 2018, Mr. Loeb has served on the board of directors of Lamar Advertising Company (Nasdaq: LAMR), one of the largest outdoor advertising companies in the world specializing in billboard, interstate logo, transit and airport advertising formats. Mr. Loeb also serves as a member of the Nareit 2024 Advisory Board of Governors, the advisory body to the Nareit executive board, and as chairman of the Audit and Investment Committee of Nareit.

Brent W. Wood, 54

Executive Vice President, Chief Financial Officer and Treasurer
Mr. Wood has served as an Executive Vice President since May 2017 and Chief Financial Officer and Treasurer of the Company since August 2017. He was a Senior Vice President of the Company from 2003 to 2017, a Vice President of the Company from 2000 to 2003, a Senior Asset Manager of the Company from 1997 to 1999 and Assistant Controller of the Company from 1996 to 1997.

John F. Coleman, 64

Executive Vice President
Mr. Coleman has served as an Executive Vice President of the Company since May 2017. He was a Senior Vice President of the Company from 2001 to 2017. From 1994 until 2001, he was a Senior Vice President of Weeks Corporation and its successor, Duke Realty Corporation (an industrial/office REIT).

Ryan M. Collins, 43

Senior Vice President
Mr. Collins has served as a Senior Vice President of the Company since May 2017. From 2004 to May 2017, Mr. Collins served as Vice President and Asset Manager for Clarion Partners (a diversified real estate investment firm).

R. Reid Dunbar, 48

Senior Vice President
Mr. Dunbar has served as a Senior Vice President of the Company since May 2017. From 2005 through May 2017, Mr. Dunbar held various positions with Prologis (an industrial REIT) and was most recently a Senior Vice President.

Staci H. Tyler, 43

Senior Vice President, Chief Accounting Officer, Chief Administrative Officer and Secretary
Ms. Tyler, a Certified Public Accountant, has served as Senior Vice President, Chief Accounting Officer and Secretary since June 2020 and Chief Administrative Officer since January 2024. Ms. Tyler served as the Company’s Controller from 2017 to 2020 and Vice President from 2010 to 2020. She joined the Company in 2007 as Assistant Controller. Prior to joining the Company, Ms. Tyler was a Senior Audit Associate with KPMG. Since 2022, Ms. Tyler has served on the board of directors, and is Chair of the Audit Committee, of BancPlus Corporation, one of the Southeast’s premier regional banks serving consumers and businesses through retail banking, commercial banking, mortgage lending and wealth management.

38	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) reports on the Company’s performance in 2023, the executive compensation earned in light of that performance, and the performance metrics and other relevant factors the Compensation Committee used in making its compensation decisions with respect to our Chief Executive Officer and President, Chief Financial Officer and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2023 (collectively, the “Named Executive Officers”).
Executive Summary
Named Executive Officers
Our Named Executive Officers for the fiscal year ended December 31, 2023 are:

MARSHALL A. LOEB Chief Executive Officer, President and Director	BRENT W. WOOD Executive Vice President, Chief Financial Officer and Treasurer	JOHN F. COLEMAN Executive Vice President	R. REID DUNBAR Senior Vice President	RYAN M. COLLINS Senior Vice President
2023 Performance Highlights
The Company achieved outstanding performance from both an operational and capital standpoint during 2023, as highlighted below.

LEASING	TSR		ACQUISITIONS AND DISPOSITIONS
98.2%
occupancy at the end of 2023
55.0%
increase in rental rates on new and renewal leases in 2023
98.4%
same property average occupancy for 2023
91.3%
of expiring square feet renewed or re-leased within the quarter of expiration during 2023
27.6% in 2023
$235.8 million
in acquisition costs during 2023
Operating Properties Acquired
987,000 square feet
Land Acquired
328 acres
$18.4 million
realized gain for selling 231,000 square feet of operating properties and 11.9 acres of land (not included in FFO)

	S&P 500 Total Return	Nareit Equity REIT Total Return
	26.3%	13.7%

DEVELOPMENT AND VALUE-ADD PROGRAM	DIVIDENDS		MANAGEMENT OF THE BALANCE SHEET
$575.7 million
projected total investment with
18 projects (4,077,000 square feet) at December 31, 2023, including 11 new development projects (2,435,000 square feet) started in 2023 with a projected total investment of $363.4 million
$5.04 per share declared annual cash dividends in 2023 Increased annual cash dividends declared in 2023 by 7.2%
$699.3 million
Common Stock issued under our continuous common equity program in 2023 at an average of $170.77 per share
$675 million
total capacity on our unsecured bank credit facilities (expanded total capacity by $200 million during 2023)

2024 Proxy Statement	39

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

ANNUAL INCENTIVE PLAN (“AIP”) FINANCIAL METRICS

FFO PER DILUTED SHARE(1)	SAME PNOI GROWTH (EXCLUDING INCOME FROM LEASE TERMINATIONS)(1)	DEBT-TO-EBITDAre RATIO(1)	FIXED CHARGE COVERAGE RATIO(1)

LONG-TERM INCENTIVE PLAN (“LTIP”) FINANCIAL METRICS

TSR FOR THE THREE YEAR PERIODS ENDED	PERCENTILE RANKING OF COMPANY TSR AS COMPARED TO NAREIT INDUSTRIAL INDEX CONSTITUENTS FOR THE THREE YEAR PERIODS ENDED

(1)FFO, Same PNOI (excluding income from lease terminations) and EBITDAre are not computed in accordance with GAAP. A reconciliation of FFO and other required disclosure can be found on page 24 of our Annual Report on Form 10-K for the year ended December 31, 2023, which we filed with the SEC on February 14, 2024. Reconciliations of Same PNOI (excluding income from lease terminations) and EBITDAre and other required disclosure, including disclosure related to the Debt-to-EBITDAre ratio and Interest and Fixed Charge Coverage ratio, can be found on pages 5, 6, 8, 10, 21, 23 and 24 in the Company’s quarterly Supplemental Information for the period ended December 31, 2023, which can be found on the Investor Relations page of the Company’s website at www.eastgroup.net. Interest and Fixed Charge Coverage ratio is calculated as EBITDAre divided by the sum of interest expense plus principal amortization.

40	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Compensation Objectives and Philosophy

We believe the most effective compensation program is one that promotes our ability to attract and retain highly qualified and motivated individuals whose interests are aligned with those of our shareholders.

Our Compensation Committee seeks to develop a well-balanced compensation program that not only contains a competitive fixed pay element through annual base salary, but that is weighted more towards variable at-risk pay elements through the use of our short-term cash incentive and equity-based compensation, as well as our long-term equity-based compensation.

We foster a culture where our Named Executive Officers may increase their cash compensation by contributing to measurable financial performance metrics of the Company; however, we also require meaningful value creation in the form of total return to our shareholders in order for our Named Executive Officers to earn a significant portion of their equity compensation.

Each element of our compensation program is discussed in more detail under the heading “Components of Our Compensation Program” beginning on page 46.
Compensation Best Practices
To further our objectives, we adhere to the following compensation and corporate governance practices:

What We Do
   We Pay for Performance
   We Balance Short-Term and Long-Term Incentives
   We Limit Maximum Payout Opportunities
   We Maintain a Clawback Policy That Applies to Cash and Equity Incentive Compensation
   We Maintain Robust Stock Ownership Guidelines
   We Retain an Independent Compensation Consultant
   We Have an Entirely Independent Compensation Committee
   We Annually Evaluate the Company’s Compensation-Related Risks
   We Maintain Low General and Administrative Expense (Less Than 5% of Revenue for the Years Ended December 31, 2023 and 2022)

What We Don’t Do
   We Have No Employment Agreements, Automatic Salary Increases or Guaranteed Bonuses
   We Do Not Pay Dividends or Dividend Equivalents on Unvested Restricted Shares
   We Do Not Have Tax Gross-Ups and Do Not Have “Single-Trigger” Provisions
   We Do Not Allow Hedging or Pledging by Officers or Directors
   We Have No Accelerated Vesting of Performance Awards
   We Do Not Provide Excessive Perquisites
   We Do Not Provide Pension Arrangements or Non-Qualified Deferred Compensation Arrangements

How We Make Compensation Decisions
We believe the most effective compensation program is one that promotes our ability to attract and retain highly qualified and motivated individuals whose interests are aligned with those of our shareholders. Our executive compensation program is developed and monitored by our Compensation Committee. We provide a mix of fixed and at-risk pay incentives that are intended to motivate our executives to achieve short-term and long-term objectives and build sustainable long-term value for our Company.

2024 Proxy Statement	41

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

NO SIGNIFICANT CHANGES TO NEO BASE SALARY	PAY AT RISK	PEER GROUP POSITIONING

The salaries of our Named Executive Officers increased in the range of 4.0% to 5.2% from 2022 to 2023.	A significant portion of our Named Executive Officers’ compensation is at-risk and performance-based.	The compensation of our Named Executive Officers is generally at the median of our asset and size peer groups.

Roles and Responsibilities

Role of Compensation Committee
The Compensation Committee is responsible for implementing our executive pay philosophy, evaluating compensation against the market, and approving the material terms of executive compensation arrangements, such as incentive plan participants, award opportunities, performance goals, and compensation earned under incentive plans.

Role of Compensation Consultant
The Compensation Committee relies upon outside advisors to assist in determining competitive pay levels and evaluating pay program design. In 2023, the Compensation Committee again retained Ferguson Partners Consulting L.P. (“FPC”), which was first engaged by the Compensation Committee in 2003.
A representative from FPC frequently attends meetings of the Compensation Committee and is available to participate in executive sessions and to communicate directly with the Compensation Committee chairperson or its members outside of meetings.

The Compensation Committee directed FPC to, among other things:
▶assist the Compensation Committee in applying our compensation philosophy toward designing a compensation program for our executive officers, including the determination of the portion of total compensation awarded in the form of salary, annual cash incentive, and annual and long-term equity-based compensation, as well as selecting the appropriate performance metrics and levels of performance (e.g., threshold, target, maximum);
▶analyze current compensation conditions among the Company’s peers, and assess the competitiveness and appropriateness of compensation levels for our executive officers;
▶recommend to the Compensation Committee any modifications or additions to the Company’s existing compensation programs that it deemed advisable; and
▶make specific recommendations to the Compensation Committee for base salary, annual cash incentive and equity-based awards for our executive officers.

Role of Management
While Mr. Loeb, our CEO, did participate in general meetings of the Compensation Committee in 2023, he did not participate in all executive sessions nor did he participate in any discussions determining his own compensation. Annually, upon request from the Compensation Committee, our CEO provides the Compensation Committee with data pertinent to his and the other executive officers’ performance, particularly in regards to the individual objectives of each executive.

42	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
In order to ensure that our executive compensation program aligns the interests of our executives with the long-term interests of our shareholders, our Compensation Committee leads a rigorous and continuous process throughout the year.

ESTABLISH January – April	EVALUATE May – December	APPROVE January – February of the following year

▶Discuss general goals and objectives of compensation adjustments, with input from compensation consultant
▶Approve compensation-related goals using Board-approved annual budget
▶Engage with management and approve specific goals for company and individual performance
▶Set compensation program, including base salary, AIP and LTIP

▶Review interim performance relative to goals throughout the year
▶Updates provided in August and December
▶Engage with compensation consultant on peer company benchmarking and approve peer group for following year

▶Determine final performance relative to goals
▶Approve final incentive compensation payouts/award amounts based on achievement of financial metrics and the Committee’s assessment of individual performance

ANNUAL REVIEW

▶Evaluate Company’s compensation programs and assess for risk
▶Evaluate independence of outside advisors, including compensation consultant and legal counsel
▶Assess compliance with stock ownership requirements
▶Review compensation-related disclosures in proxy prior to filing

▶Review say-on-pay and other compensation trends following annual meeting
▶Review charter and conduct evaluation of Committee performance
▶Review and recommend any changes to director compensation (bi-annually)

2023 Compensation Program Design and “Say-on-Pay” Advisory Vote
We provide shareholders with an annual non-binding, advisory “say-on-pay” vote on the Company’s compensation program for its Named Executive Officers, in accordance with the preference expressed by shareholders concerning the frequency of such votes at our 2023 Annual Meeting of Shareholders. Our Compensation Committee considered the results of the “say-on-pay” advisory vote conducted at our 2023 Annual Meeting of Shareholders. As reported in our current report on Form 8-K, filed with the SEC on May 26, 2023, approximately 97.2% of the votes cast on the proposal expressed support for the compensation program offered to our Named Executive Officers as disclosed in last year’s proxy statement, which represents the seventh consecutive year that our “say-on-pay” proposal was supported by over 97% of votes cast. Accordingly, our Compensation Committee made no changes to our executive compensation program as a result of the say-on-pay advisory vote. We will be conducting our annual non-binding, advisory say-on-pay vote as described in Proposal No. 3 of this proxy statement at the Meeting. Our Board and our Compensation Committee will continue to consider the outcome of the non-binding, advisory say-on-pay vote, as well as shareholder feedback received throughout the year, when making compensation decisions for our Named Executive Officers in the future.

2024 Proxy Statement	43

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
SAY-ON-PAY SHAREHOLDER SUPPORT

2017-2023 Average Say-on-Pay Support

2017	2018	2019	2020	2021	2022	2023

Our shareholders have largely supported the general framework of our compensation program with respect to the types of performance metrics by which we have measured our short-term and long-term performance. Accordingly, we continue to use a diverse group of performance metrics in connection with our AIP, including FFO, Same PNOI change, debt to EBITDAre ratio and fixed charge coverage ratio as well as individual performance goals. The performance metrics used in 2023 remain largely unchanged from the previous year’s metrics. Performance goals and the corresponding payout levels were established across a three-tier construct (i.e. threshold, target and maximum).
Since 2017, we have utilized a LTIP based on forward-looking performance. Under the LTIP, the Compensation Committee issues equity grants that are earned based on three-year relative total shareholder return (“TSR”) (2023-2025 for awards granted in 2023) compared to TSR of the members of the Nareit Industrial Index and to the broader Nareit Equity Index. Performance goals and the corresponding payout levels were established across a three-tier construct (i.e. threshold, target and maximum). A portion of the LTIP is based on continued service and serves to foster retention.
Use of Peer Group Data
The Compensation Committee relies on the peer group analysis prepared by FPC to evaluate pay levels for our executive officers. The peer group recommended by FPC and approved by the Compensation Committee consists of public real estate companies. For 2023, a single peer group was recommended instead of two peer groups based on (i) industry sector (the asset-based peer group) and (ii) equity market capitalization, geographic location and historical performance (the size-geographic-performance (“SGP”) peer group). A single peer group eliminated the overlap of peers between the two peer groups. FPC analyzes competitive total direct compensation at the peer REITs listed below, as disclosed in their proxy statements for prior years, as well as information contained in FPC’s proprietary database. The Compensation Committee evaluates the appropriateness of peer groups annually (based on merger and acquisition activity, growth, property focus, etc.) and makes adjustments accordingly.
SUMMARY
▶FPC prepared discussion materials regarding its proposed single peer group for examining compensation across 2022.
▶FPC recommended adding three companies to the composition of the peer group from 2022 to 2023 and removing three companies from the peer group from 2022 to 2023.
▶The Compensation Committee reviewed FPC’s recommendations and approved the single peer group to be considered in determining 2023 compensation.

44	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
The single peer group used for setting 2023 compensation included the following additions from 2022 to 2023: Agree Realty Corporation, Americold Realty Trust, Inc. and National Retail Properties, Inc. CoreSite Realty Corporation (which was acquired by American Tower Corporation in 2021), Duke Realty Corporation (which was acquired by Prologis, Inc. in 2022) and PS Business Parks, Inc. (which was acquired by Blackstone Funds in 2022) were removed from the peer group. The single peer group used for setting 2023 compensation consisted of the following 16 exchange-listed REITs, which (i) operate across multiple asset classes and are similar in size to the Company in terms of market capitalization, (ii) are similar in performance to the Company in terms of three‑year annualized TSR and/or (iii) are headquartered in the Sunbelt region of the United States. The single peer group companies for 2023 were as follows:

2022 ASSET & SGP PEER GROUPS (COMBINED)

REMOVED ▶CoreSite Realty Corporation ▶Duke Realty Corporation ▶PS Business Parks, Inc.
REMAINING PEERS
▶Broadstone Net Lease, Inc.
▶Cousins Properties Incorporated
▶First Industrial Realty Trust, Inc.
▶Healthcare Realty Trust Incorporated
▶Life Storage, Inc.
▶LXP Industrial Trust
▶National Storage Affiliates Trust
▶Physicians Realty Trust
▶Rexford Industrial Realty, Inc.
▶Sabra Health Care REIT, Inc.
▶Spirit Realty Capital, Inc.
▶STAG Industrial, Inc.
▶Terreno Realty Corporation
ADDED ▶Agree Realty Corporation ▶Americold Realty Trust, Inc. ▶National Retail Properties, Inc.

2023 SINGLE PEER GROUP
When developing the single peer group used for determining the 2023 executive compensation, FPC and the Compensation Committee considered the following comparative statistics, with data shown as of the time of the executive benchmarking analysis:

Component	EGP Relative Ranking Among 2023 Peer Group
# of Employees	38th percentile
# of Properties	47th percentile
UPREIT Market Capitalization	84th percentile
Total Capitalization	65th percentile
TSR	87th percentile
FPC conducted a study that compared the Company’s actual 2022 compensation for the executive officers (including the equity awards made in 2022 with respect to 2021 performance) with the actual 2022 total compensation of the top five executives of each of the companies included in the peer groups. In addition, FPC analyzed target compensation. The study showed that the target total pay, on a weighted average basis for all executive officers, was between the 25th percentile and 50th percentile of the single peer group. The Compensation Committee then used the peer group data, survey information and other relevant factors to establish the 2023 compensation program for our executive officers. These factors provided the framework for compensation decision making and final decisions regarding the compensation opportunity for each executive officer. While the Compensation Committee considered the 50th percentile of the single peer group as a benchmark, it did not target a specific percentile to set compensation. Additionally, no single factor was determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.

2024 Proxy Statement	45

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Components of Our Compensation Program
The total compensation opportunity for our Named Executive Officers in 2023 incorporated three primary components: base salary, an annual cash and equity incentive award and long-term equity incentive awards subject to both performance-based vesting (earned over a three-year performance period) and service-based vesting (over a four-year period).

Pay Element
	CEO	Other NEOs	Why It Is Provided	Key Features
Base Salary			▶We pay a base level of competitive cash salary to attract and retain executive talent.	▶We determine base salary based on experience, job scope, market data and individual performance. ▶We annually review our NEOs’ base salaries against our peers to maintain competitive levels.
Annual Cash and Equity Incentive Target (AIP)			▶Our annual cash and equity incentives are based on the achievement of objective, at-risk Company performance metrics and individual goals to align compensation with strategic goals.
▶A balanced mix of financial metrics commonly used to measure REIT performance and individual performance goals:
▶FFO per share (50%)
▶Same PNOI change (10%)
▶Debt to EBITDAre ratio (10%)
▶Fixed charge coverage ratio (10%)
▶Individual Objectives (20%)
▶Paid 50% in cash and 50% in equity. Cash is paid and a portion of the equity vests at the end of the one-year performance period, and the remainder vests ratably over an additional two years.

Performance-Based Long Term Equity Incentive Target (LTIP)			▶We grant performance-based (70%) and service-based restricted shares (30%) to our executives to encourage retention and align executive compensation with shareholders’ interests.
▶Performance-based awards are only earned by achieving the Company’s three-year TSR performance hurdles relative to the Nareit Equity Index and member companies of the Nareit Industrial Index.
▶A portion of the shares vest at the end of the three-year performance period, and the remainder vests after an additional one-year vesting period.

Service-Based LTIP				▶Service-based awards vest ratably over four years.
At-Risk Compensation Mix
The graphics below illustrate the mix of 2023 fixed pay (base salary) and at-risk pay incentives (cash incentive compensation and equity awards), presented at target levels, for our Chief Executive Officer and on an average basis for our other Named Executive Officers. At-risk pay incentives constitute the majority of the total compensation package for our executive officers, consistent with our pay-for-performance compensation philosophy and objective, as discussed below. We believe that linking a substantial portion of our executive officers’, including our Named Executive Officers’, total compensation to at-risk pay rewards the achievement of key short-term and long-term performance goals and strongly aligns the interests of our executive officers, including our Named Executive Officers, with those of our shareholders. A larger portion of our Chief Executive Officer’s total compensation was linked to at-risk pay as compared to the other Named Executive Officers, in recognition of our Chief Executive Officer’s overall responsibility for our corporate performance.

46	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

TARGET COMPENSATION MIX: CHIEF EXECUTIVE OFFICER

Chief Executive Officer

TARGET COMPENSATION MIX: OTHER NAMED EXECUTIVE OFFICERS

Other Named Executive Officers

Base Salary
The Compensation Committee seeks to provide our executive officers with a level of assured cash compensation in the form of base salaries that are commensurate with their professional status and responsibilities, accomplishments and geographic location. The base salaries are reviewed annually by the Compensation Committee and are adjusted from time to time to recognize competitive market data based on our peer group(s), the officer’s level of responsibility, outstanding individual performance, promotions and internal equity considerations. Based on a consideration of these factors, the base salaries of our Named Executive Officers were increased by a range of 4.0%-5.2% for 2023. The 2022 and 2023 base salaries for each Named Executive Officer and the percentage increase from 2022 to 2023 are shown in the following table:

Named Executive Officer	2023 Salary ($)	2022 Salary ($)	Increase (%)
Marshall A. Loeb	775,000	745,000	4.0
Brent W. Wood	505,000	485,000	4.1
John F. Coleman	495,000	475,000	4.2
R. Reid Dunbar	460,000	440,000	4.5
Ryan M. Collins	405,000	385,000	5.2
Annual Incentive Compensation
Our Named Executive Officers have an opportunity to earn annual incentive awards, paid one-half in cash and one-half in equity, designed to reward annual corporate performance and individual performance. Each year the Compensation Committee establishes a target annual incentive award opportunity for each of our Named Executive Officers following a review of their individual scope of responsibilities, experience, qualifications, individual performance and contributions to the Company, as well as an analysis of the surveys and market data based on our peer groups, as discussed previously.

ANNUAL CORPORATE PERFORMANCE (80%)	+	INDIVIDUAL PERFORMANCE (20%)	=	ANNUAL INCENTIVE AWARD

				Cash 50%	Equity 50%

2023 AIP Target Opportunities
The Compensation Committee set the target annual cash incentive and target annual equity incentive each equal to a percentage of annual base salary. If the target goal for a corporate performance metric is achieved, then the corporate performance metric will be deemed to be earned at 100%. If the threshold or maximum goal for a performance metric is achieved, then the corporate performance metric will be deemed to be earned at 50% or 150%, respectively. Results below threshold result in a zero payout and achievement at levels between threshold and maximum are determined via linear interpolation. No more than 150% of the target award may be earned under the AIP.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

	Target Annual Cash Incentive		Target Annual Equity Incentive
Named Executive Officer	Percentage of Base Salary (%)	($)	Percentage of Base Salary (%)	($)	Shares (#)(1)
Marshall A. Loeb	135	1,046,250	135	1,046,250	7,066
Brent W. Wood	100	505,000	100	505,000	3,411
John F. Coleman	70	346,500	70	346,500	2,340
R. Reid Dunbar	70	322,000	70	322,000	2,175
Ryan M. Collins	65	263,250	65	263,250	1,778
(1)Shares valued at a closing stock price at the beginning of the performance period, which was $148.06 at December 30, 2022.
2023 AIP Metrics
2023 AIP Corporate and Individual Performance Goals
The performance metrics and their relative weightings for the 2023 annual cash and equity incentive awards are described below, along with why we believe these were appropriate metrics to use in measuring short-term performance.

FFO PER SHARE	INCREASE IN SAME PNOI	DEBT-TO-EBITDAre RATIO	FIXED CHARGE COVERAGE RATIO	INDIVIDUAL OBJECTIVES

Rationale	Rationale	Rationale	Rationale	Rationale

▶FFO is a commonly used REIT financial metric defined by Nareit
▶Allows shareholders to compare operating performance among REITs over time on a consistent basis
▶May significantly impact the trading price of a REIT’s common stock and, therefore, may significantly impact TSR

▶Operational performance metric measuring growth in our existing real estate portfolio
▶Allows shareholders to compare year-over-year improvements in our earnings from established investments and our ability to maintain occupancy and increase rental rates
		▶A measure of the Company’s financial condition and operating performance relative to our leverage	▶Fixed charge coverage ratio reflects the strength of our balance sheet and our ability to generate sufficient cash flow to meet our debt obligations and continue to pay or increase our dividend
▶Assessment of individual contributions to the Company’s financial and operational performance, as well as accomplishments relative to annual objectives
▶Incentivizes and rewards individual initiative, achievements and contributions

Each Named Executive Officer was assigned individual goals related to his scope of responsibility and aligned with our overall strategic priorities. These goals account for 20% of a Named Executive Officer’s AIP award and may be qualitative or quantitative in nature. In considering the individual performance of the Named Executive Officers, the Compensation Committee did not assign specific weightings to any factors considered, but instead considered them together as part of a comprehensive qualitative review. Our Compensation Committee sets such individual performance goals at rigorous levels, which we believe are sufficiently high to require substantial and sustained performance by the Named Executive Officers to be attained.

48	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
The individual goals given to each Named Executive Officer are strongly influenced by the overall strategic priorities of the Company and quantitative metrics are tied to the financial projections used for the corporate goals included in the AIP. Individual goals vary by Named Executive Officer and include combinations of the following:

▶Strength of balance sheet
▶Operational performance, including FFO and same PNOI results
▶Development/value-add acquisitions/operating property acquisitions
▶Corporate sustainability initiatives
▶Effective management of human capital
▶Occupancy ▶New and renewed leasing rates ▶Timely and accurate financial reporting ▶Satisfaction of debt covenants, REIT compliance and dividend payouts ▶Effectiveness of cybersecurity

2023 AIP Actual Results
The annual performance goals were based on the initial guidance for 2023 in our February 7, 2023 earnings press release.

Criteria	Weighting	Threshold	Target	Maximum	Final Award (% of Target)
						Weighted average of 150% of Target
FFO per diluted share(1)					150%

Increase in Same PNOI excluding income from lease terminations(1)					150%

Debt-to-EBITDAre ratio(1)					150%

Fixed charge coverage ratio(1)					150%

Achievement of individuals goals					Varies – See below

	100%
(1)FFO, Same PNOI (excluding income from lease terminations) and EBITDAre are not computed in accordance with GAAP. A reconciliation of FFO and other required disclosure can be found on page 24 of our Annual Report on Form 10-K for the year ended December 31, 2023, which we filed with the SEC on February 14, 2024. Reconciliations of Same PNOI (excluding income from lease terminations) and EBITDAre and other required disclosure, including disclosure related to the Debt-to-EBITDAre ratio and Interest and Fixed Charge Coverage ratio, can be found on pages 5, 6, 8, 10, 21, 23 and 24 in the Company’s quarterly Supplemental Information for the period ended December 31, 2023, which can be found on the Investor Relations page of the Company’s website at www.eastgroup.net. Interest and Fixed Charge Coverage ratio is calculated as EBITDAre divided by the sum of interest expense plus principal amortization.

2024 Proxy Statement	49

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
2023 AIP Payouts
Based on the Compensation Committee’s analysis of all the foregoing criteria, the Compensation Committee determined that our actual performance resulted in a weighted average of 150% of the target level for Company performance goals (100.0% of maximum) and between threshold and maximum for the individual performance goals (varies by Named Executive Officer, as shown in the table below). The table below summarizes the overall AIP payouts, which were based on the corporate and individual performance goals and weightings for each Named Executive Officer.

Named Executive Officer	% of Target Earned: Company Performance Goals	% of Target Earned: Individual Performance Goals(1)	% of Target Earned: Total Award	Annual Incentive Cash Awards Earned ($)	Annual Incentive Equity Awards Earned (# shares)
Marshall A. Loeb	150%	140%	148%	1,548,450	10,458
Brent W. Wood	150%	140%	148%	747,400	5,048
John F. Coleman	150%	145%	149%	516,285	3,487
R. Reid Dunbar	150%	145%	149%	479,780	3,240
Ryan M. Collins	150%	75%	135%	355,388	2,400
(1)For 2023, the individual achievements against individual goals for each of our Named Executive Officers were comprised of the following:
▶Mr. Loeb: Maintained strength of balance sheet by achieving a Debt-to-EBITDAre ratio of 3.9x; achieved operational performance measures of $7.79 FFO per diluted share and an 8.0% increase in Same PNOI excluding income from lease terminations; advanced our approach to environmental data management and cybersecurity-related matters through strengthened corporate sustainability initiatives; continued investment program during 2023, which included $235.8 million in acquired operating properties and land and $18.4 million realized gains from the sale of operating properties and land; started new development projects with a projected total investment of $363.4 million in 2023.
▶Mr. Wood: Maintained strength of balance sheet by achieving a Debt-to-EBITDAre ratio of 3.9x; issued common stock under our continuous common equity program in 2023 of $699.3 million; expanded the capacity on our unsecured bank credit facilities from $475 million to $675 million in 2023; advanced our approach to environmental data management and cybersecurity-related matters through strengthened corporate sustainability initiatives; met financial reporting timelines, including quarterly and other SEC filings; monitored debt maturities and executed opportunities for new capital; actively managed dividends with the Company declaring $5.04 per share annual cash dividends in 2023 and increasing the annual cash dividends declared in 2023 by 7.2%; maintained debt covenant and REIT compliance.
▶Messrs. Coleman and Dunbar: Achieved operational performance by meeting or exceeding Same PNOI and average occupancy objectives; continued investment program during 2023 with development/value-add acquisitions/operating property acquisitions, in each case specific to his region.
▶Mr. Collins: Met or exceeded Same PNOI objectives; did not meet average occupancy objectives; continued investment program during 2023 with development/value-add acquisitions/operating property acquisitions specific to his region.
The annual incentive equity awards, granted in the form of restricted shares, vested 34% on the date the performance results were certified by the Compensation Committee and will vest 33% on each of January 1, 2025 and 2026, subject to continued employment with the Company through each applicable vesting date. Dividends on the annual equity incentive awards accumulate beginning January 1, 2023 and are paid if and when the restricted shares vest.
Long-Term Compensation
Our Named Executive Officers have an opportunity to earn long-term equity incentive awards intended to provide incentives to our executives for the creation of value and the corresponding growth of our stock price over time. The Compensation Committee believes that our long-term equity incentive awards, together with the annual equity incentive awards discussed above, provide an appropriate balance between performance incentive and retention awards since the recipient must remain employed by the Company for an additional period following the performance period in order for the restricted shares to vest.
LTIP Target Opportunities
The Compensation Committee set the target for the three-year LTIP award equal to a percentage of base salary. For each three-year LTIP award, 70% of the target award was performance-based (i.e., TSR-based) and 30% of the target award was service-based. If the target goal for a performance metric is achieved, then the LTIP award will be deemed to be earned at 100%. If the threshold or maximum goal for a performance metric is achieved, then the LTIP award will be deemed to be earned at 50% or 200%, respectively. Results below threshold result in a zero payout and achievement at levels between threshold and maximum are determined via linear interpolation. No more than 200% of the target LTIP award may be earned. The service-based portion of the LTIP award vests 25% per year over four years.

50	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

Named Executive Officer	Target for the Three-Year LTIP Awards ($)	Target for the Three-Year LTIP Awards (# Shares)(1)	Target for the Three- Year LTIP Awards (# Performance-Based Shares)(1)	Three-Year LTIP Awards (# Service- Based Shares)(1)
Marshall A. Loeb	2,250,000	15,197	10,638	4,559
Brent W. Wood	820,000	5,538	3,877	1,661
John F. Coleman	530,000	3,580	2,506	1,074
R. Reid Dunbar	475,000	3,208	2,246	962
Ryan M. Collins	430,000	2,904	2,033	871
(1)Shares valued at a closing stock price at the beginning of the performance period, which was $148.06 at December 30, 2022.
LTIP Performance Goals
The performance goals for the long-term equity incentive awards are based on the Company’s TSR over a three-year period (2023-2025 for awards granted in 2023) and include a one-year service-based component following the end of the performance period. The earned performance-based LTIP awards vest 75% at the end of the performance period and the remainder on January 1 of the following year, subject to the executive officer’s continued service with the Company through such date. The metrics are shown in the following table. Because the performance period is the three-year period ending December 31, 2025, actual results will not be determined until the first quarter of 2026.

Criteria		Weighting	Threshold	Target	Maximum

TSR Compared to Nareit Equity Index

70%
TSR Compared to member companies of the Nareit Industrial Index

Retentive Service-Based Award
100%
Performance to Date for Prior Grants
The Company’s performance to date for LTIP awards granted in 2021, 2022 and 2023 is shown below for the 70% performance-based component that is based one-half on the Company’s TSR compared to the Nareit Equity Index and one-half on the Company’s TSR compared to the member companies of the Nareit Industrial Index.

Performance Period	2021	2022	2023	2024	2025	Status	% Payout
2021-2023 3-Year LTIP Award	100% Complete					Final; Awarded at Maximum	200% of Target
2022-2024 3-Year LTIP Award		67% Complete				Tracking Above Target	144% of Target(1)
2023-2025 3-Year LTIP Award			33% Complete			Tracking at Maximum	200% of Target(1)
(1)The performance period for these awards remains open and the payout percentage for these awards has not been determined and may be different than the amounts indicated in the table above.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

Metric	Weighting	Threshold	Target	Maximum
2021 LTIP Award					Final Result (% of Target)

						Weighted average of 200% of Target
Nareit Equity Index					200%

Nareit Industrial Index Constituents					200%
	100%

2022 LTIP Award					Interim Result (% of Target)

						Weighted average of 144% of Target
Nareit Equity Index					88%

Nareit Industrial Index Constituents					200%
	100%

2023 LTIP Award					Interim Result (% of Target)

						Weighted average of 200% of Target
Nareit Equity Index					200%

Nareit Industrial Index Constituents					200%
	100%

52	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Other Benefits
Retirement Plans
We have a 401(k) Plan pursuant to which the Company makes matching contributions of 50% of the eligible employee’s contributions (limited to 10% of compensation, as defined by the plan) and may also make annual discretionary contributions. For 2023, the Company made a discretionary contribution of 5.3% of eligible employees’ compensation. The percentages of Company contributions for eligible Named Executive Officers are the same percentages as for other eligible employees. When the Compensation Committee calculates targeted overall compensation for our senior management, it factors in the benefits expected to be received under the 401(k) Plan.
Perquisites and Other Benefits
The Compensation Committee annually reviews the perquisites that members of senior management receive. The primary perquisite for executive officers is the Company’s provision of life insurance equal to 2.5x base salary up to a maximum amount of $400,000. Executive officers also participate in the Company’s medical insurance plans on the same terms as other officers. In certain circumstances, we provide reimbursement of reasonable expenses for relocations or substantial changes to the location of an executive officer’s workplace. We do not provide our executive officers automobiles or reimbursement for country clubs, financial planning or things of a similar nature.
Compensation Policies and Procedures
Stock Ownership Guidelines
In order to enhance the alignment of the interests of the directors and management with shareholders, we have instituted stock ownership guidelines that require ownership of Company stock by directors and executive officers who have served in their role as a director or executive officer for a minimum of five years. Directors are required to own Company stock with a market value (number of shares multiplied by the current price of common stock) of at least five times the annual cash retainer for directors. Executive officers are required to own Company stock with a market value of at least: (i) five times annual base salary for the Chief Executive Officer, (ii) three times annual base salary for Executive Vice Presidents, and (iii) two times annual base salary for Senior Vice Presidents. Director and executive officer stock ownership is reviewed by the Nominating and Corporate Governance Committee on at least an annual basis, and all directors and executive officers who have served in their role as a director or executive officer for a minimum of five years are currently in compliance.
Hedging and Pledging Policy
Our Board has adopted a policy that prohibits Company directors, officers and certain designated employees from (i) engaging in any hedging or monetization transactions involving Company securities or from purchasing or selling any put or call option contract or similar instrument with respect to Company securities and (ii) pledging Company securities as collateral for a loan or holding such shares in a margin account.
Compensation Recovery (Clawback) Policy
In light of the SEC's adoption of final clawback rules in October 2022 and the NYSE's adoption of final listing standards consistent with the SEC rules in June 2023, we adopted a new Compensation Recovery Policy in August 2023 that replaced our previous Executive Compensation Clawback Policy. If we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, the Compensation Recovery Policy requires (subject to certain limited exceptions described in the policy and permitted by the final clawback rules) that we recover erroneously awarded compensation received by any current or former executive officer in the three fiscal years prior to the date we were required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements. In addition, in the event that the Board determines that an executive officer’s misconduct contributed to the cause of the financial restatement, the Compensation Recovery Policy permits the Company to recover up to 100% of the incentive-based compensation received by such executive officer during the three fiscal years preceding the date that we were required to restate our financial statements.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Severance and Change in Control Arrangements
In order to recruit executives and encourage retention of employees, we believe it is appropriate and necessary to provide assurance of certain severance payments if the Company terminates the individual’s employment without cause. Pursuant to our Severance and Change in Control Agreements, in the event an executive officer’s employment is terminated involuntarily by the Company without cause, as defined in the applicable agreement, and provided the employee executes a full and irrevocable release of claims, in a form satisfactory to the Company, promptly following termination, the employee will be entitled to receive certain severance benefits discussed below under the heading “Potential Payments upon Termination or Change in Control” (page 61). We believe that the size of the severance package for each Named Executive Officer is consistent with severance benefits offered by other companies of our size or in our industry to an officer in a similar position.
Our senior management and other employees have built the Company into a successful real estate investment trust and the Board believes that it is important to protect them in the event of a change in control. Further, it is the Board’s belief that the interests of shareholders will be best served if the interests of our senior management are aligned with their interests, and we believe that providing change in control benefits will mitigate any potential reluctance by senior management to pursue potential change in control transactions that may result in their job loss, but which may be in the best interests of shareholders. In the event of a termination of the executive’s employment by the Company other than for breach of duty or disability, each as defined in the applicable agreement, or due to the executive’s death or by the executive for good reason, as defined in the applicable agreement, in either case within the protection period, as defined in the applicable agreement, (i) Messrs. Loeb, Wood and Coleman are eligible to receive a lump sum cash severance payment equal to three times the sum of the executive’s average annual (a) base salary plus (b) cash bonus for the three calendar years prior to the change in control (the “average annual compensation”) and (ii) Messrs. Dunbar and Collins are eligible to receive a lump sum cash severance payment equal to 2.5 times the executive’s average annual compensation. The executives are also eligible to be provided life insurance coverage and health insurance coverage for a period of time following termination of employment. Relative to the overall value of the Company, these potential change in control benefits are relatively minor. See “Potential Payments upon Termination or Change in Control” for additional information.
Risk Assessment
In 2023, in consultation with management and FPC, our Compensation Committee’s independent compensation consultant, our Compensation Committee assessed our compensation plans, policies and practices for the Named Executive Officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our Company. This risk assessment included, among other things, a review of our cash and equity incentive compensation plans to ensure that they are aligned with our Company performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. Our Compensation Committee conducts this assessment annually.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the U.S. Internal Revenue Code of 1986 (the “Code”), as amended by the Tax Cuts and Jobs Act of 2017 (the “TCJA”), limits to $1 million the deduction that publicly traded corporations may take for compensation paid to “covered employees” of the corporation. Under a series of private letter rulings issued by the Internal Revenue Service (the “IRS”) prior to the enactment of the TCJA, compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner was not subject to the limitation on deductibility under Section 162(m) to the extent such compensation was attributable to services rendered to the REIT’s operating partnership. In December 2020, the IRS issued final Treasury regulations under Section 162(m) (the “Final Regulations”) that overturn the guidance in the private letter rulings and apply Section 162(m)’s $1 million deduction limit to a REIT’s distributive share of any compensation paid by the REIT’s operating partnership to certain current and former executive officers of the REIT. The guidance under the Final Regulations applies to all compensation deductible in tax years ending on or after December 20, 2020 other than compensation paid pursuant to a written binding contract in effect on December 20, 2019 that is not subsequently materially modified. This guidance represents a significant change in IRS guidance regarding the deductibility of compensation for REITs and, to the extent that compensation paid to our executive officers does not qualify for deduction under Section 162(m), a larger portion of shareholder distributions may be subject to U.S. federal income taxation as dividend income rather than return of capital.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Accounting for Stock-Based Compensation
We follow the FASB ASC Topic 718 for our stock-based compensation awards.
Compensation Committee Interlocks and Insider Participation
As noted above, the Compensation Committee is comprised of three independent directors: Messrs. Bolton, Colleran and Fields, each of whom served on the Compensation Committee for the entirety of the year ended December 31, 2023. Hayden C. Eaves III also served on the Compensation Committee in 2023 until the 2023 Annual Meeting of Shareholders. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or had any other relationships with us requiring disclosure herein. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board, nor has such interlocking relationship existed in the past.
Compensation Committee Report
The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee:
H. ERIC BOLTON JR., CHAIRPERSON
DONALD F. COLLERAN
DAVID M. FIELDS

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Compensation Tables
Summary Compensation Table
The following table summarizes, for the fiscal years ended December 31, 2023, 2022 and 2021, the amount of compensation earned, or paid by the Company to, the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Marshall A. Loeb Chief Executive Officer, President and Director	2023	775,000	—	4,216,711	1,548,450	354,509	6,894,670
	2022	745,000	—	2,956,285	1,428,165	337,647	5,467,097
	2021	720,000	—	3,028,367	1,366,560	282,092	5,397,019
Brent W. Wood Executive Vice President, Chief Financial Officer and Treasurer	2023	505,000	—	1,671,043	747,400	167,419	3,090,862
	2022	485,000	—	1,195,388	688,700	147,470	2,516,558
	2021	463,500	—	1,178,849	609,039	116,280	2,367,668
John F. Coleman Executive Vice President	2023	495,000	—	1,101,910	516,285	119,218	2,232,413
	2022	475,000	—	780,619	472,150	113,333	1,841,102
	2021	447,780	—	698,157	389,569	102,481	1,637,987
R. Reid Dunbar Senior Vice President	2023	460,000	—	1,004,154	479,780	109,125	2,053,059
	2022	440,000	—	718,247	443,520	98,771	1,700,538
	2021	415,411	—	640,861	366,393	64,043	1,486,708
Ryan M. Collins Senior Vice President	2023	405,000	—	877,817	355,388	94,756	1,732,961
	2022	385,000	—	610,916	360,360	88,367	1,444,643
	2021	362,457	—	520,108	291,052	58,249	1,231,866
(1)The amounts in this column represent the aggregate grant date fair values of the restricted shares of Common Stock awarded to the Named Executive Officers during the fiscal years ended December 31, 2023, 2022 and 2021, as applicable, determined in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not include any estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining such amounts are described in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 14, 2024. In the case of the performance-based restricted shares granted in 2023, the aggregate grant date fair value is reported assuming the probable outcome of the performance conditions. The maximum values of such restricted shares as of the grant date were as follows: $7,008,739 for Mr. Loeb, $2,744,176 for Mr. Wood, $1,804,463 for Mr. Coleman, $1,639,193 for Mr. Dunbar and $1,439,749 for Mr. Collins.
(2)The amounts in this column for 2023 represent (i) the performance-based restricted shares awarded in February 2023 with respect to 2022 performance under the 2022 AIP based on individual performance goals, (ii) performance-based restricted shares granted in March 2023 with respect to 2023 performance under the 2023 AIP based on corporate performance goals, (iii) performance-based awards of restricted shares granted in March 2023 for the three-year LTIP awards and (iv) service-based restricted shares granted in March 2023 for the three-year LTIP awards.
(3)The amounts in this column represent the annual incentive cash awards earned under the Company’s AIP for the applicable fiscal year.
(4)The amounts in this column represent the Company’s contributions under its 401(k) Plan for the Named Executive Officer’s benefit, dividends paid on vested restricted stock, and the amount of premiums paid by the Company for group term life insurance for the Named Executive Officer.

	401(k) Contributions ($)	Restricted Stock Dividends ($)	Life Insurance Premium ($)	Total ($)
Marshall A. Loeb	27,719	326,171	619	354,509
Brent W. Wood	31,469	135,331	619	167,419
John F. Coleman	31,469	87,130	619	119,218
R. Reid Dunbar	27,719	80,787	619	109,125
Ryan M. Collins	27,719	66,418	619	94,756

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Grants of Plan-Based Awards in 2023

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name/Type of Grant	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Marshall A. Loeb
2023 AIP (Cash)(1)		523,125	1,046,250	1,569,375
2023 AIP (Equity)(2)	3/2/2023				2,827	5,653	8,480		937,437
2023 Three-Year LTIP Award(3)	3/2/2023				5,319	10,638	21,275		2,323,446
2023 Three-Year LTIP Award(4)	3/2/2023							4,559	756,019
2022 AIP Awards(5)	2/15/2023							1,183	199,809
Brent W. Wood
2023 AIP (Cash)(1)		252,500	505,000	757,500
2023 AIP (Equity)(2)	3/2/2023				1,365	2,729	4,094		452,550
2023 Three-Year LTIP Award(3)	3/2/2023				1,938	3,877	7,754		846,776
2023 Three-Year LTIP Award(4)	3/2/2023							1,661	275,444
2022 AIP Awards(5)	2/15/2023							570	96,273
John F. Coleman
2023 AIP (Cash)(1)		173,250	346,500	519,750
2023 AIP (Equity)(2)	3/2/2023				936	1,872	2,808		310,434
2023 Three-Year LTIP Award(3)	3/2/2023				1,253	2,506	5,011		547,335
2023 Three-Year LTIP Award(4)	3/2/2023							1,074	178,101
2022 AIP Awards(5)	2/15/2023							391	66,040
R. Reid Dunbar
2023 AIP (Cash)(1)		161,000	322,000	483,000
2023 AIP (Equity)(2)	3/2/2023				870	1,740	2,610		288,544
2023 Three-Year LTIP Award(3)	3/2/2023				1,123	2,246	4,491		490,549
2023 Three-Year LTIP Award(4)	3/2/2023							962	159,528
2022 AIP Awards(5)	2/15/2023							388	65,533
Ryan M. Collins
2023 AIP (Cash)(1)		131,625	263,250	394,875
2023 AIP (Equity)(2)	3/2/2023				711	1,422	2,133		235,810
2023 Three-Year LTIP Award(3)	3/2/2023				1,016	2,033	4,066		444,028
2023 Three-Year LTIP Award(4)	3/2/2023							871	144,438
2022 AIP Awards(5)	2/15/2023							317	53,541
(1)Represents the 2023 annual cash incentive bonus opportunities under the 2023 AIP. See the description of the annual cash incentive award in the CD&A. The actual amount earned by each Named Executive Officer in 2023 is reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.
(2)Represents the number of restricted shares that could be earned, based on corporate performance goals only, under the 2023 AIP for 2023 performance. The number of restricted shares earned based on the individual performance goals under the 2023 AIP for 2023 performance were granted on February 14, 2024 and are therefore not included in this table.
(3)Represents the number of restricted shares that could be earned under the performance-based portion of the three-year LTIP awards pursuant to the 2023 LTIP.
(4)Represents the number of restricted shares under the service-based portion of the three-year LTIP awards pursuant to the 2023 LTIP.
(5)Represents restricted shares awarded on February 15, 2023 in connection with the individual performance goals under the 2022 AIP for 2022 performance.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Outstanding Equity Awards at Year-End
The following table summarizes the number of non-fully vested outstanding equity awards held by each of our Named Executive Officers as of December 31, 2023, including awards earned by December 31, 2023 but not vested until 2024. Please refer to the footnotes of the table for further details. None of our Named Executive Officers hold any stock options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Marshall A. Loeb	2,684	(2)	492,621
	846	(3)	155,275
	2,470	(4)	453,344
	3,266	(5)	599,442
	1,953	(6)	358,454
	4,136	(7)	759,121
	2,073	(8)	380,478
	4,559	(9)	836,759
				18,233	(10)	3,346,485
				12,903	(11)	2,368,217
				21,275	(12)	3,904,814
				8,480	(13)	1,556,419
Brent W. Wood	1,013	(2)	185,926
	359	(3)	65,891
	1,047	(4)	192,166
	1,455	(5)	267,051
	710	(6)	130,313
	1,994	(7)	365,979
	765	(8)	140,408
	1,661	(9)	304,860
				6,632	(10)	1,217,237
				4,762	(11)	874,017
				7,754	(12)	1,423,169
				4,094	(13)	751,413

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John F. Coleman	797	(2)	146,281
	197	(3)	36,157
	575	(4)	105,536
	930	(5)	170,692
	392	(6)	71,948
	1,367	(7)	250,899
	493	(8)	90,485
	1,074	(9)	197,122
				3,663	(10)	672,307
				3,072	(11)	563,835
				5,011	(12)	919,719
				2,808	(13)	515,380
R. Reid Dunbar	739	(2)	135,636
	181	(3)	33,221
	527	(4)	96,726
	875	(5)	160,598
	360	(6)	66,074
	1,284	(7)	235,665
	444	(8)	81,492
	962	(9)	176,565
				3,359	(10)	616,511
				2,765	(11)	507,488
				4,491	(12)	824,278
				2,610	(13)	479,039
Ryan M. Collins	561	(2)	102,966
	158	(3)	28,999
	460	(4)	84,428
	695	(5)	127,560
	313	(6)	57,448
	1,043	(7)	191,432
	395	(8)	72,498
	871	(9)	159,863
				2,919	(10)	535,753
				2,458	(11)	451,141
				4,066	(12)	746,274
				2,133	(13)	391,491
(1)The market value of such holdings is based on the closing price of a share of the Company’s Common Stock ($183.54) on December 29, 2023, the last trading day of 2023.
(2)Represents remaining 20% of our 2019 Annual Incentive Plan award with grant dates of 3/7/2019, 8/28/2019 and 2/13/2020 that vested 1/1/2024.
(3)Represents remaining 25% of our 2020 LTIP service-based award with a grant date of 3/6/2020 that vested 1/1/2024.
(4)Represents remaining 25% of our 2020 LTIP performance-based award with a TSR performance period of 2020 through 2022 with a grant date of 3/6/2020 that vested 1/1/2024.
(5)Represents remaining 33% of our 2021 Annual Incentive Plan award with grant dates of 2/25/2021 and 2/16/2022 that vested 1/1/2024.

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(6)Represents remaining 50% of our 2021 LTIP service-based award with a grant date of 2/25/2021 with equal vesting on 1/1/2024 and 1/1/2025.
(7)Represents remaining 66% of our 2022 Annual Incentive Plan award with grant dates of 3/3/2022 and 2/15/2023 with equal vesting on 1/1/2024 and 1/1/2025.
(8)Represents remaining 75% of our 2022 LTIP service-based award with a grant date of 3/3/2022 with equal vesting on 1/1/2024, 1/1/2025 and 1/1/2026.
(9)Represents our 2023 LTIP service-based award with a grant date of 3/2/2023 with equal vesting on 2/14/2024, 1/1/2025, 1/1/2026 and 1/1/2027.
(10)Represents maximum award under our 2021 LTIP performance-based award with a TSR performance period of 2021 through 2023. In February 2024, the Compensation Committee determined the Company’s relative TSR was at the Maximum level and 18,233, 6,632, 3,663, 3,359 and 2,919 shares were earned by Messrs. Loeb, Wood, Coleman, Dunbar and Collins, respectively. The shares vested 75% on the determination date and will vest 25% on 1/1/2025.
(11)Represents maximum award under our 2022 LTIP performance-based award with a TSR performance period of 2022 through 2024.
(12)Represents maximum award under our 2023 LTIP performance-based award with a TSR performance period of 2023 through 2025.
(13)Represents 80% of the maximum award under our 2023 Annual Incentive Plan that is earned based upon achievement of corporate performance metrics. In February 2024, the Compensation Committee determined the results of the plan and 8,480, 4,094, 2,808, 2,610 and 2,133 shares were earned by Messrs. Loeb, Wood, Coleman, Dunbar and Collins, respectively. The shares vested 34% on the determination date and will vest 33% per year on 1/1/2025 and 1/1/2026. The number of restricted shares earned based on the individual performance goals under the 2023 AIP for 2023 performance were granted on February 14, 2024, and are therefore not included in this table.
Option Exercises and Stock Vested
The following table provides information regarding restricted shares that vested during 2023 for each of the Named Executive Officers. No stock options were granted to or exercised by the Named Executive Officers in 2023, and no options are currently outstanding.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marshall A. Loeb	28,364	4,412,850
Brent W. Wood	11,889	1,852,502
John F. Coleman	7,584	1,177,009
R. Reid Dunbar	7,032	1,091,049
Ryan M. Collins	5,789	899,925
(1)The aggregate value realized upon the vesting of restricted shares represents the aggregate market price of the shares of Common Stock on the date of vesting.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Potential Payments Upon Termination or Change in Control
The following table shows potential payouts assuming that (i) the Named Executive Officer experienced a qualifying termination not in connection with a change in control; (ii) the Company experienced a change in control (where all outstanding equity awards were assumed, continued, or substituted by the successor); and (iii) the Company experienced a change in control (where all outstanding equity awards were assumed, continued, or substituted by the successor) and the Named Executive Officer experienced a qualifying termination on such date, in each case, on December 31, 2023.

Name and Form of Payment	Termination without Cause, not in connection with a Change in Control ($)		Change in Control ($)	Termination without Breach of Duty or Resignation with Good Reason, each in connection with a Change in Control ($)		Death ($)		Disability ($)		Retirement ($)
Marshall A. Loeb
Lump sum cash payment	4,205,774	(1)	—	6,308,661	(2)	2,102,887	(3)	193,750	(4)	—
Healthcare and other insurance benefits	—		—	50,000	(5)	—		—		—
Value of acceleration of unvested restricted shares	4,294,755	(6)	—	10,408,531	(7)	8,655,440	(8)	8,655,440	(8)	8,655,440	(12)
Total	8,500,529		—	16,767,192		10,758,327		8,849,190		8,655,440
Brent W. Wood
Lump sum cash payment	2,193,710	(1)	—	3,290,565	(2)	1,096,855	(3)	126,250	(4)	—
Healthcare and other insurance benefits	—		—	50,000	(5)	—		—		—
Value of acceleration of unvested restricted shares	1,759,326	(6)	—	4,118,074	(7)	3,477,257	(8)	3,477,257	(8)	—
Total	3,953,036		—	7,458,639		4,574,112		3,603,507		—
John F. Coleman
Lump sum cash payment	1,765,404	(1)	—	2,648,106	(2)	882,702	(3)	123,750	(4)	—
Healthcare and other insurance benefits	—		—	50,000	(5)	—		—		—
Value of acceleration of unvested restricted shares	1,138,334	(6)	—	2,621,266	(7)	2,207,253	(8)	2,207,253	(8)	2,207,253	(12)
Total	2,903,738		—	5,319,372		3,089,955		2,331,003		2,207,253
R. Reid Dunbar
Lump sum cash payment	1,232,439	(9)	—	2,054,065	(10)	821,626	(3)	115,000	(4)	—
Healthcare and other insurance benefits	—		—	37,500	(11)	—		—		—
Value of acceleration of unvested restricted shares	1,050,010	(6)	—	2,399,332	(7)	2,027,927	(8)	2,027,927	(8)	—
Total	2,282,449		—	4,490,897		2,849,553		2,142,927		—
Ryan M. Collins
Lump sum cash payment	1,029,674	(9)	—	1,716,123	(10)	686,449	(3)	101,250	(4)	—
Healthcare and other insurance benefits	—		—	37,500	(11)	—		—		—
Value of acceleration of unvested restricted shares	878,003	(6)	—	2,054,503	(7)	1,719,734	(8)	1,719,734	(8)	—
Total	1,907,677		—	3,808,126		2,406,183		1,820,984		—
(1)Represents 2x average annual compensation for 2023.
(2)Represents 3x average annual compensation for 2023.
(3)Represents 1x average annual compensation for 2023.
(4)Represents 90 days of continuation of base salary.

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(5)Represents payment of premiums for life insurance coverage and health plan coverage for 24 months. The value of the payments in this column are based on an estimate of the Company’s cost to provide such benefits to an executive officer equal to $25,000 per year.
(6)Represents the acceleration of all service-based stock awards, including performance-based awards that were previously earned but remain subject to service-based vesting at the date of termination, based on our closing stock price of $183.54 per share as of December 29, 2023, the last trading day of the year, plus accrued dividends.
(7)Represents the acceleration of all service-based stock awards, including performance-based awards that were previously earned but remain subject to service-based vesting at the date of termination, and all performance-based stock awards, assuming that performance criteria are deemed to be achieved at the target level, based on our closing stock price of $183.54 per share as of December 29, 2023, the last trading day of the year, plus accrued dividends.
(8)Represents the acceleration of all service-based stock awards, including performance-based awards that were previously earned but remain subject to service-based vesting at the date of termination, and all performance-based stock awards, pro-rated for the portion of the performance period that the executive was employed and assuming that performance criteria are deemed to be achieved at the target level, based on our closing stock price of $183.54 per share as of December 29, 2023, the last trading day of the year, plus accrued dividends.
(9)Represents 1.5x average annual compensation for 2023.
(10)Represents 2.5x average annual compensation for 2023.
(11)Represents payment of premiums for life insurance coverage and health plan coverage for 18 months. The value of the payments in this column are based on an estimate of the Company’s cost to provide such benefits to an executive officer equal to $25,000 per year.
(12)Represents, for employees who meet the age and service requirements under the Company’s Retirement Policy, which is described in further detail below, the full acceleration of all service-based stock awards, including performance-based awards that were previously earned but remain subject to service-based vesting at the date of retirement (presumed to be December 31, 2023, for purposes of this disclosure) and all performance-based stock awards, pro-rated for the portion of the performance period that the executive was employed and assuming that performance criteria are deemed to be achieved at the target level, based on our closing stock price of $183.54 per share as of December 29, 2023, the last trading day of the year, plus accrued dividends.
For purposes of the footnotes above, average annual compensation means an amount equal to the annual average of the sum of (i) the executive’s annual base salary from the Company plus (ii) the amount of cash bonus paid by the Company to the executive, in each case for the average of the three calendar years that ended immediately before (or, if applicable, coincident with) a specified date, provided that: (A) any such year in which the executive was not employed by the Company is excluded from the averaging period; and (B) the base salary and cash bonus for any such year that reflects a partial year of employment is annualized.
The Company accrues dividends on all incentive restricted shares beginning with the first day of the applicable performance period. The accrued dividends are delivered to the executive officer when the incentive restricted shares vest. The value of the restricted shares in the above table includes the actual value of the dividends accrued with respect to each restricted share award that is no longer subject to performance criteria.
Protection Period
Pursuant to Severance and Change in Control Agreements, each of our executive officers is entitled to severance payments and benefits if his or her employment is terminated (i) by the Company without “cause,” (ii) due to the executive’s death, or (iii) following a “change in control” within the “protection period” listed below, by the Company other than for death, disability or “breach of duty”, or by the executive’s resignation for “good reason” (as each term is defined in the Severance and Change in Control Agreement) (each, a “Qualifying Termination”).

Protection Period
Chief Executive Officer, Chief Financial Officer and Executive Vice Presidents	24 months
Senior Vice Presidents	18 months
Cash Severance Payment
Upon a Qualifying Termination, the cash portion of each executive’s severance is paid in lump-sum and is based upon the executive’s average annual compensation as follows:

	Termination without Cause, not in connection with a Change in Control	Termination without Breach of Duty or Resignation with Good Reason, each in connection with a Change in Control	Death
Chief Executive Officer, Chief Financial Officer and Executive Vice Presidents	2 times	3 times	1 times
Senior Vice Presidents	1.5 times	2.5 times	1 times
As a condition of the receipt of the cash severance payment not in connection with a change in control and not due to death, the executive must execute a waiver and release agreement, in a form satisfactory to the Company, that releases the Company and all affiliates from any and all claims of any nature whatsoever, including, without limitation, any and all statutory claims, and may not revoke the waiver and release within any revocation period required by law or permitted by the Company.
Additionally, in the event of a disability, each Severance and Change in Control Agreement provides that the executive shall continue to be paid his or her base salary and remain employed by the Company during the first 90 days of his or her disability.

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Benefits
Pursuant to the Severance and Change in Control Agreements, upon the termination of an executive’s employment following a change in control within the protection period listed above, by the Company other than for death, disability or breach of duty, or due to the executive’s resignation for good reason, the Company will provide each executive officer with life insurance coverage and health plan coverage substantially comparable to the coverage the executive was receiving from the Company immediately before termination of employment. In each case, these benefits will continue for a period of 24 months (or 18 months for the Company’s Senior Vice Presidents) following the date of termination.
Equity Acceleration upon an Executive’s Death or Disability
The award agreements for restricted shares awarded under the Company’s 2023 Equity Incentive Plan provide that the vesting of all service-based restricted shares, including performance-based awards for which the performance period has ended that remain subject to service-based vesting, will be fully accelerated upon the executive’s death or disability. Additionally, the award agreements for restricted shares awarded under the Company’s 2023 Equity Incentive Plan generally provide that, upon an executive’s death or disability, a pro-rated portion of performance-based awards for which the performance period is not completed shall be accelerated based on the portion of the performance period that the executive was employed and assuming that performance criteria are deemed to be achieved at the target level.
Equity Acceleration upon a Termination without Cause
The award agreements for restricted shares awarded under the Company’s 2023 Equity Incentive Plan provide that the vesting of all service-based restricted shares, including performance-based awards for which the performance period has ended that remain subject to service-based vesting, will be fully accelerated upon the executive’s termination of employment by the Company without cause.
Equity Acceleration upon a Change in Control
Pursuant to the Company’s 2023 Equity Incentive Plan, if awards thereunder are not continued, assumed or replaced by the successor corporation in connection with a change in control, then (i) each service-based award, including any performance-based award for which the performance period has ended that remains subject to service-based vesting, shall become fully vested, and (ii) each performance-based award for which the performance period has not completed shall be deemed to have achieved the target performance level and shall become vested.
Equity Acceleration upon Certain Terminations of Employment following a Change in Control
Pursuant to the Company’s 2023 Equity Incentive Plan, if and to the extent that awards thereunder are continued, assumed or replaced by the successor corporation in connection with a change in control and the executive’s employment is terminated within the two years following the change in control by the Company or its successor for any reasons other than “cause” or by the executive for “good reason” (as each term is defined in the plan), then (i) each service-based award, including any performance-based award for which the performance period has ended that remains subject to service-based vesting, shall be fully accelerated, and (ii) each performance-based award for which the performance period has not completed shall be deemed to achieve the target performance level and shall become vested.
Additionally, although none of our Named Executive Officers have received any stock options or stock appreciation rights as of December 31, 2023, each Severance and Change in Control Agreement provides that following a change in control within the protection period listed above, if the executive’s employment is terminated by the Company other than for death, disability or breach of duty, or due to the executive’s resignation for good reason, then all outstanding stock options and stock appreciation rights issued to the executive by the Company with respect to common stock of the Company shall become immediately exercisable.
Retirement Policy
In November 2019, the Compensation Committee adopted a Retirement Policy for Equity Awards (the “Retirement Policy”) that applies to all employees who receive equity awards. Pursuant to such policy, in the event of an employee’s “retirement,” as defined in the Retirement Policy, subject to the execution and non-revocation of a noncompetition agreement, (i) all time-based equity awards held by the employee shall accelerate and become fully vested on the earlier of (1) 12 months from the date the employee gives notice of his or her retirement and (2) the original vesting date of the award; and (ii) a pro-rated portion of performance-based equity awards held by the employee shall remain eligible to vest at the end of the performance period based upon achievement of the applicable performance metrics and any portion of the performance-based award that is earned at the end of the performance period shall be immediately fully vested. In the event that the

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
employee breaches the terms of the noncompetition agreement, (a) the employee shall be required to return the shares underlying equity awards for which vesting was accelerated or permitted to continue or, if the employee no longer holds such shares, repay the Company the value of such equity awards and (b) shall forfeit the unvested portion of any performance-based awards held by the employee that remain outstanding and unvested on the date of breach.
CEO Pay Ratio
For 2023, the total compensation of our Chief Executive Officer as reported in the Summary Compensation Table (page 56) was $6,894,670 and for the median employee was $128,750. The resulting ratio of the Chief Executive Officer’s pay to the pay of the median employee for fiscal year 2023 was 54 to 1.
In 2023, we identified the median employee using our entire employee population, excluding our Chief Executive Officer, consisting of 93 full-time employees and 1 part-time employee on December 1, 2023. We identified the median employee based on gross wages paid in the 12-month period ended December 1, 2023. We did not annualize any compensation or make any assumptions, adjustments or estimates with respect to gross wages paid in the period. As required by SEC rules, after identifying our median employee, we calculated annual total compensation for both our median employee and our CEO using the same methodology that we used to determine our Named Executive Officers’ total annual compensation for the Summary Compensation Table.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions. Given the different methodologies that companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
Pay Versus Performance
The following tables and discussion summarize the relationship between the compensation actually paid, calculated in accordance with Item 402(v) of Regulation S-K (“Compensation Actually Paid”), to our principal executive officer (“PEO”) and the average Compensation Actually Paid to our other Named Executive Officers and certain financial performance results for our last three completed fiscal years, calculated in the manner required by Item 402(v) of Regulation S-K. The tables and the associated narrative and graphical disclosure should be viewed together for a more complete presentation of such relationship over the time periods presented.
The calculations and analysis below do not necessarily reflect the Company’s approach to aligning executive compensation with performance. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the Compensation Discussion and Analysis on page 39 of this proxy statement.

			Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1) (4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3) (4)	Value ($) of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1) (2)	Compensation Actually Paid to PEO ($)(2) (3)			Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return($)(5)(6)	Net Income (in thousands) ($)(7)	FFO Per Diluted Share ($)(8)
2023	6,894,670	11,324,343	2,277,324	3,441,758	153.53	113.35	200,548	7.79
2022	5,467,097	(36,469)	1,875,710	435,024	120.29	99.67	186,274	7.00
2021	5,397,019	14,229,431	1,681,057	4,026,839	179.73	131.78	157,638	6.09
2020	4,666,270	5,689,719	1,618,443	1,892,120	106.70	92.00	108,391	5.38
(1)The dollar amounts reported represent the total compensation for the PEO and the average total compensation for the other Named Executive Officers, in each cased as reported in the Summary Compensation Table for the applicable year.
(2)For all years presented, the PEO is Marshall A. Loeb, Chief Executive Officer, President and Director.
(3)The dollar amounts reported represent the Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our other Named Executive Officers, as computed in accordance with SEC rules, but do not reflect the actual amount of compensation received by our PEO or other Named Executive Officers during the applicable year. Fair value or change in fair value, as applicable, of equity awards in the Compensation Actually Paid columns was determined by reference to (a) for restricted share awards (excluding performance share awards), the closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, (b) for performance share awards that are not market based, the same valuation methodology as restricted share awards above except year-end values are multiplied by the probability of achievement as of each such date, and (c) for market-based performance share awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end dates. For the portion of Compensation Actually Paid that is based on year-end stock prices, the following prices were used: $183.54, $148.06, $227.85, $138.06, and $132.67 for years end 2023, 2022, 2021, 2020, and 2019, respectively. Compensation Actually Paid reflects the following adjustments from total compensation reported in the Summary Compensation Table:

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	PEO ($)	Average Other Named Executive Officers ($)
Total Reported in 2023 Summary Compensation Table (“SCT”)	6,894,670	2,277,324
Less, Value of Stock Awards Reported in SCT	(4,216,711)	(1,163,731)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	5,648,593	1,574,180
Plus (or Minus), Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	2,724,847	673,240
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	68,067	23,942
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	204,877	56,803
Minus, Prior Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	4,429,673	1,164,434
Compensation Actually Paid for Fiscal Year 2023	11,324,343	3,441,758

	PEO ($)	Average Other Named Executive Officers ($)
Total Reported in 2022 Summary Compensation Table (“SCT”)	5,467,097	1,875,710
Less, Value of Stock Awards Reported in SCT	(2,956,285)	(826,293)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	2,256,774	646,922
Plus (or Minus), Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	(4,391,500)	(1,151,722)
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	121,406	36,794
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	(533,961)	(146,387)
Minus, Prior Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	(5,503,566)	(1,440,686)
Compensation Actually Paid for Fiscal Year 2022	(36,469)	435,024

	PEO ($)	Average Other Named Executive Officers ($)
Total Reported in 2021 SCT	5,397,019	1,681,057
Less, Value of Stock Awards Reported in SCT	(3,028,367)	(759,494)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	6,253,558	1,574,699
Plus (or Minus), Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	5,453,289	1,490,384
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	88,020	24,863
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	65,912	15,330
Minus, Prior Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	8,832,412	2,345,782
Compensation Actually Paid for Fiscal Year 2021	14,229,431	4,026,839

	PEO ($)	Average Other Named Executive Officers ($)
Total Reported in 2020 SCT	4,666,270	1,618,443
Less, Value of Stock Awards Reported in SCT	(2,481,393)	(686,016)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	3,007,943	835,889
Plus (or Minus), Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	334,747	87,026
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	73,081	20,607
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	89,071	16,171
Minus, Prior Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	1,023,449	273,677
Compensation Actually Paid for Fiscal Year 2020	5,689,719	1,892,120
(4)For all years presented, the non-PEO Named Executive Officers include: Brent W. Wood, Executive Vice President, Chief Financial Officer and Treasurer; John F. Coleman, Executive Vice President; R. Reid Dunbar, Senior Vice President; and Ryan M. Collins, Senior Vice President.

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(5)Value assumes $100 invested on December 31, 2019.
(6)For the relevant fiscal year, represents the cumulative TSR of the Peer Group, defined as the FTSE Nareit Equity REITs Index, a published industry index.
(7)Represents net income computed in accordance with GAAP.
(8)The Company selected FFO per diluted share as its Company-Selected Financial Measure. FFO is a commonly used operating performance measure of REITs used to evaluate the performance of the Company's investments in real estate assets and its operating results and is defined by Nareit. FFO is not computed in accordance with GAAP. A reconciliation of FFO and other required disclosure can be found on page 24 of our Annual Report on Form 10-K for the year ended December 31, 2023, which we filed with the SEC on February 14, 2024.
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is intended to motivate our executives to achieve short-term and long-term objectives and build sustainable long-term value for our Company. We believe the Compensation Committee’s emphasis on pay-for-performance in the design of its executive compensation programs aligns the interests of shareholders and management. The Compensation Actually Paid in each of the four years reported above and over the four-year cumulative period is reflective of the Company’s level of achievement for a variety of pre-established performance measures under its annual and long-term incentive plans. The most important financial performance measures used by the Company to link Compensation Actually Paid to the Company’s Named Executive Officers, for the most recently completed fiscal year, to the Company’s performance are as follows:

FFO Per Diluted Share(1)(2)
Change in Same PNOI Excluding Income from Lease Terminations(1)(3)
Debt-to-EBITDAre Ratio(1)(4)
Company TSR Compared to FTSE Nareit Equity REITs Index(1)(5)
(1)FFO, Same PNOI (excluding income from lease terminations) and EBITDAre are not computed in accordance with GAAP. A reconciliation of FFO and other required disclosure can be found on page 24 of our Annual Report on Form 10-K for the year ended December 31, 2023, which we filed with the SEC on February 14, 2024. Reconciliations of Same PNOI (excluding income from lease terminations) and EBITDAre and other required disclosure, including disclosure related to the Debt-to-EBITDAre ratio and Interest and Fixed Charge Coverage ratio, can be found on pages 5, 6, 8, 10, 21, 23 and 24 in the Company’s quarterly Supplemental Information for the period ended December 31, 2023, which can be found on the Investor Relations page of the Company’s website at www.eastgroup.net. Interest and Fixed Charge Coverage ratio is calculated as EBITDAre divided by the sum of interest expense plus principal amortization.
(2)FFO is a commonly used operating performance measure of REITs used to evaluate the performance of the Company's investments in real estate assets and its operating results.
(3)Same PNOI Excluding Income from Lease Terminations is a non-GAAP, property-level supplemental measure of performance used to evaluate the performance of the Company's investments in real estate assets and its operating results on a same property basis.
(4)Debt-to-EBITDAre Ratio is a non-GAAP measure used to analyze the Company's financial condition and operating performance relative to its leverage.
(5)The Company's TSR relative to that of the FTSE Nareit Equity REITs Index over a three-year period is a metric included in the Company's multi-year long-term incentive plans.

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Relationship Disclosure
We believe the Compensation Actually Paid in each of the four years reported above and over the four-year cumulative period is reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the Compensation Actually Paid fluctuated year over year, primarily due to our TSR and our levels of achievement against pre-established performance goals under our annual and long-term incentive plans.
Total Shareholder Return and Peer Group Total Shareholder Return
Net Income

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
FFO Per Diluted Share
Equity Compensation Plan Information
The following table summarizes the Company’s equity compensation plan information as of December 31, 2023. The Company does not maintain any equity compensation plans which are not approved by shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	—	—	1,484,116
(1)Includes the 2023 Equity Incentive Plan.

68	EastGroup Properties

Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
To the best of the Company’s knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Exchange Act) beneficially owned, as of March 31, 2024, more than five percent (5%) of the shares of Common Stock outstanding, except as set forth in the following table. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percent of Common Stock(1)
The Vanguard Group Inc.	6,652,922	(2)	13.9%
100 Vanguard Boulevard Malvern, PA 19355
BlackRock, Inc.	5,371,227	(3)	11.2%
50 Hudson Yards New York, NY 10001
State Street Corporation	2,545,791	(4)	5.3%
1 Congress Street, Suite 1 Boston, MA 02114
(1)Based on the number of shares of Common Stock outstanding as of March 31, 2024, which was 48,010,613 shares of Common Stock.
(2)Based solely upon an amended Statement on Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”) that indicates that Vanguard has shared voting power with respect to 54,432 shares of Common Stock, sole dispositive power with respect to 6,550,142 shares of Common Stock and shared dispositive power with respect to 102,780 shares of Common Stock.
(3)Based solely upon an amended Statement on Schedule 13G filed with the SEC on January 24, 2024 by BlackRock, Inc. (“BlackRock”) that indicates that BlackRock has sole voting power with respect to 5,186,497 shares of Common Stock and sole dispositive power with respect to 5,371,227 shares of Common Stock.
(4)Based solely upon an amended Statement on Schedule 13G filed with the SEC on January 29, 2024 by State Street Corporation (“State Street”) that indicates that State Street has shared voting power with respect to 1,953,455 shares of Common Stock and shared dispositive power with respect to 2,541,191 shares of Common Stock.
Security Ownership of Directors and Officers
The following table sets forth certain information available to the Company with respect to shares of Common Stock beneficially owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of March 31, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of Common Stock deemed outstanding includes shares of the Company’s Common Stock beneficial ownership of which may be acquired by the persons listed in the table below at any time within 60 days of March 31, 2024. Unless otherwise noted below, the address of each person listed on the table is c/o EastGroup Properties, Inc., 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157.

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Stock Ownership Information

	Common Stock Beneficially Owned
Name	Number of Shares		% of Common Stock(1)
D. Pike Aloian	33,855	(2)	*
H. Eric Bolton, Jr.	13,955		*
Donald F. Colleran	5,602		*
David M. Fields	1,674		*
Mary E. McCormick	22,480		*
Katherine M. Sandstrom	2,957		*
Marshall A. Loeb	135,442		*
Brent W. Wood	112,596		*
John F. Coleman	94,827		*
Ryan M. Collins	17,232		*
R. Reid Dunbar	21,707		*
All directors, nominees and executive officers as a group (12 persons)	473,733		1.0%
*    Less than 1.0%.
(1)Based on the number of shares of Common Stock outstanding as of March 31, 2024, which was 48,010,613 shares of Common Stock.
(2)Includes 7,522 shares of Common Stock beneficially owned by Mr. Aloian’s spouse, as to which he disclaims beneficial ownership.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent (10%) shareholders of the Company file reports with the SEC to report a change in ownership within two business days following the day on which the transaction occurs. During 2023, no officer or director of the Company was late in filing a report under Section 16(a), except that a Form 5 reporting a gift of 5,022 shares by Mr. Aloian was filed on July 13, 2023 and a Form 4 reporting a gift of 300 shares by Mr. Wood was filed on July 13, 2023.
Certain Transactions and Relationships
Change in Control Agreements
The Company has entered into a Severance and Change in Control agreement with each of the Company’s executive officers. See “Potential Payments Upon Termination or Change in Control” above.
Related-Party Transactions Policies and Procedures
The Board has adopted a written Related Person Transaction Policy, which was most recently updated in March 2023 and states that the Company’s Audit Committee is responsible for reviewing the material facts of all related person transactions prior to the Company entering into such transaction if the amount involved exceeds $120,000 or the transaction is otherwise material to the Company or the related person. A related person transaction is any transaction in which the Company is a participant and a related person has a direct or indirect material interest. A related person is defined as (i) any director or executive officer of the Company, (ii) any director nominee, (iii) any security holder known to the Company to beneficially own more than 5% of any class of the Company’s voting securities, or (iv) any immediate family member of any of the persons listed in items (i) - (iii). In reviewing any related person transaction, the Audit Committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to the Company than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances, whether the related person transaction is otherwise consistent with the interests of the Company and its stockholders, and the extent of the related person’s interest in the related person transaction. If the Audit Committee is not made aware of a related person transaction for which approval is required, upon becoming aware of such transaction, the Audit Committee will promptly review the terms of the transaction and may approve and ratify it and will determine the appropriate disclosure, if any, of such transaction. The policy requires any director who may be interested in a related person transaction to recuse themselves from any consideration of such related person transaction.

70	EastGroup Properties

Other Matters
The management of the Company does not know of any other matters to come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.
About the 2024 Annual Meeting of Shareholders
What is the purpose of the Meeting?
At the Meeting, shareholders will be asked to elect the seven director nominees named in this proxy statement for a one-year term, ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and approve, by a non-binding, advisory vote, the compensation of our Named Executive Officers. In addition, management will report on the performance of the Company and respond to questions from shareholders at management’s discretion.
Who is entitled to vote?
All shareholders of record as of the close of business on Friday, March 22, 2024 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, 48,010,613 shares of Common Stock were issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each item submitted to shareholders for consideration.
Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and Annual Report?
SEC rules allow us to furnish proxy materials to our shareholders electronically. In an effort to lower the costs of delivery of proxy materials, as well as to reduce our use of paper, we have elected to take advantage of these rules by only mailing materials to those shareholders who specifically request a paper copy. On or around April 12, 2024, all shareholders were mailed a Notice Regarding the Availability of Proxy Materials that contains an overview of the proxy materials and explains several methods by which shareholders can view the proxy materials online or request to receive a copy of proxy materials via regular mail or email. There is NO charge for requesting a copy of the proxy materials.
I live with other stockholders. Will we each get our own copy of the proxy materials?
If you and other residents at your mailing address own shares of our Common Stock in street name through the same institution, your broker, bank or other nominee may have sent you a notice that your household will receive only one 2023 Annual Report, Notice of Annual Meeting and proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce our printing and postage costs. If you consented or were deemed to have consented to householding, your broker, bank or other nominee may send one copy of our proxy materials to your address for all residents that own shares of our Common Stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our 2023 Annual Report, Notice of Annual Meeting and proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.
If you wish to request extra copies free of charge of our 2023 Annual Report or proxy statement, please send your request to the Secretary of the Company at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157 or call us with your request at (601) 354-3555.
The Company’s 2023 Annual Report to Stockholders and a copy of the Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, are being made available to stockholders concurrently with this proxy statement. The 2023 Annual Report to Stockholders and Form 10-K, however, are not part of the proxy solicitation materials. A copy of any or all exhibits to our Annual Report on Form 10-K, and a copy of the Code of Ethics and Business Conduct, may be obtained free of charge by writing to the Company’s Secretary at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157 or by accessing http://investor.eastgroup.net.

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Other Matters
How can I get electronic access to the proxy materials?
The Notice Regarding the Availability of Proxy Materials includes a website address that will:
▶Provide you with instructions on how to view our proxy materials on the Internet; and
▶Enable you to notify us to send future proxy materials to you by email.
Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Can I find additional information on the Company’s website?
Yes. Our website is located at www.eastgroup.net. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our Code of Ethics and Business Conduct, Corporate Governance Guidelines, charters of committees of our Board and reports that we file with the SEC. A paper copy of our Code of Ethics and Business Conduct, Corporate Governance Guidelines and each of the charters of our Board committees may be obtained free of charge by writing to EastGroup Properties, Inc., 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157, Attention: Investor Relations.
Why are we having a virtual meeting?
We believe conducting the Meeting in a virtual format allows greater accessibility for shareholders to attend.
How do I attend the virtual meeting and can I ask questions during the meeting?
All shareholders of record at the close of business on March 22, 2024, or their designated proxies, will be able to attend and participate in the Meeting online by accessing www.virtualshareholdermeeting.com/EGP2024 and following the log in instructions below. Even if you plan to attend the Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Meeting.
Access to the Virtual Meeting. The virtual Meeting will begin promptly at 9:00 a.m., Central Daylight Time. Online access to the Meeting will open approximately 15 minutes prior to the start of the Meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the Meeting prior to the start time.
Log in Instructions. To attend the Meeting, log in at www.virtualshareholdermeeting.com/EGP2024. Registered shareholders will need their unique 16-digit control number, which appears on the Notice Regarding the Availability of Proxy Materials sent to them (if they received a printed copy of the proxy materials). If you are not a registered shareholder but you hold shares in “street name” (i.e., your shares are held in an account maintained by a bank, broker, or other nominee) and you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the Meeting.
Voting and Submitting Questions at the Virtual Meeting. Shareholders will be able to vote electronically and submit questions during the virtual Meeting. You are entitled to vote at the Meeting if you were a shareholder as of the close of business on March 22, 2024. Shareholders will be able to ask questions or make comments relating to each proposal at a time designated by the Meeting chairperson. All questions presented should relate directly to the agenda item under discussion. We reserve the right to exclude questions regarding topics that are not pertinent to Meeting matters or Company business in the chairperson’s sole and absolute discretion. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Technical Assistance. If you encounter any difficulties accessing the virtual Meeting platform during the check-in time that begins 15 minutes prior to the start of the Meeting or during the virtual Meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/EGP2024.
How do I vote?
Voting During the Virtual Meeting
If you are a “registered owner” or “record holder” (i.e., you hold your shares in your own name as a holder of record with our transfer agent, Equiniti Shareowner Services), you may attend the Meeting virtually and vote your shares during the Meeting. If you are a “beneficial owner” because your bank, broker or similar organization is the holder of your shares (i.e., your

72	EastGroup Properties

Other Matters
shares are held in “street name”) and you wish to vote during the Meeting, you will need to obtain a “legal proxy” from the bank, broker or similar organization that holds your shares of Common Stock of record. If you attend the Meeting and you submit your vote during the Meeting, any previous votes that you submitted by mail or authorized via the Internet or by telephone will be superseded by the vote that you cast during the Meeting. Further instructions for voting during the Meeting can be obtained by calling us at (601) 354-3555.
Voting by Proxy for Shares Registered Directly in the Name of the Shareholder
If you hold your shares of Common Stock in your own name as a holder of record with our transfer agent, Equiniti Shareowner Services, you may also instruct the proxy holders named in the proxy card how to vote your shares of Common Stock in one of the following ways:

VOTE ONLINE	VOTE BY TELEPHONE	VOTE BY REGULAR MAIL

You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a shareholder identification number, which is provided in the Notice Regarding the Availability of Proxy Materials.
	If you received printed materials, you also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.	If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

Voting by Proxy for Shares Registered in Street Name
If your shares of Common Stock are held in street name, you will receive instructions from your bank, broker or similar organization that you must follow in order to have your shares voted.
Regardless of how you choose to vote, your vote is important to us and we encourage you to vote promptly.
What happens if I return my proxy card without voting on all proposals?
When you return a properly executed proxy card, the proxy holders named in the proxy card, Marshall A. Loeb and Brent W. Wood, will vote the shares that the proxy card represents in accordance with your directions. If you return the signed proxy card with no direction on a proposal, the proxy holders will vote your proxy FOR each of the Board’s seven director nominees named in this proxy statement, FOR the ratification of the independent registered public accounting firm for the fiscal year ending December 31, 2024, and FOR the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement.
Will there be any other items of business on the agenda?
Pursuant to the Company’s Bylaws and SEC rules, shareholder proposals must have been received by February 25, 2024 to be considered at the Meeting. To date, we have received no shareholder proposals and we do not expect any other items of business. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Marshall A. Loeb and Brent W. Wood with respect to any other matters that might be properly brought before the Meeting. Those persons intend to vote that proxy in accordance with their best judgment.
How many votes are needed to hold the Meeting?
In order to conduct the Meeting, the presence, in person at the virtual Meeting or by properly executed proxy, of the holders of shares of Common Stock entitled to cast a majority (i.e., greater than 50%) of all the votes entitled to be cast at the Meeting, is necessary to constitute a quorum. Shares of Common Stock represented by a properly signed, dated and returned proxy card, or proxies submitted by telephone or online, including abstentions and broker non-votes, will be treated as present at the Meeting for purposes of determining a quorum.
How many votes are needed to approve each proposal?
Proposal 1 concerns the election of the seven director nominees named in this proxy statement for a one-year term. The votes cast “For” a nominee must exceed the votes cast “Against” the nominee for the nominee to be elected. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved as they do not count as

2024 Proxy Statement	73

Other Matters
votes cast for such matter. If a nominee fails to receive more “For” votes than votes cast “Against” and is an incumbent director, the nominee is required to tender a resignation to the Nominating and Corporate Governance Committee of the Board for consideration. If the resignation is not accepted, the nominee will continue to serve as director until the next annual meeting and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal.
Proposal 2 concerns ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. This proposal will be approved if the votes cast “For” the proposal exceed the votes cast “Against” the proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved. Even though the vote is advisory and non-binding, the Audit Committee of the Board will consider a vote against the firm by the shareholders in selecting the Company’s independent registered public accounting firm in the future.
Proposal 3 concerns approval, by a non-binding, advisory vote, of the compensation of the Named Executive Officers disclosed in the section of this proxy statement entitled “Compensation Discussion and Analysis” and the tables and narrative that follow. For the non-binding, advisory vote to be approved, the votes cast “For” the proposal must exceed the votes cast “Against” this proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.
Can I change my vote after I have voted?
Yes. You can revoke your proxy and change your vote at any time before the polls close at the Meeting. You can do this by:
▶filing with the Secretary of the Company a written revocation;
▶signing and submitting another proxy with a later date; or
▶attending the Meeting, withdrawing the proxy and voting during the Meeting.
How do I submit a proposal for the 2025 Annual Meeting?
If a shareholder wishes to have a proposal considered for inclusion in the Company’s proxy statement for the 2025 Annual Meeting of Shareholders, the shareholder must submit the proposal in writing to the Secretary of the Company at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157 so that the Company receives the proposal by December 13, 2024.
If the proposal is not intended to be included in the Company’s proxy statement, a qualified shareholder intending to introduce a proposal or nominate a director at the 2025 Annual Meeting of Shareholders should give written notice to the Company’s Secretary not later than February 22, 2025 and not earlier than January 23, 2025 (although these dates may be adjusted in the event that the date of the 2025 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after the anniversary date of the Meeting).
Shareholders also are advised to review the Company’s Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of shareholder proposals and director nominations.
In addition to the foregoing, shareholders that intend to solicit proxies for the Company’s 2025 Annual Meeting of Shareholders in support of director nominees other than the Company’s nominees must provide a notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Will anyone contact me regarding this vote?
No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, email or other electronic means or personal interviews. In addition, we reserve the right to solicit proxies through our directors, officers and employees (who will receive no additional compensation for those services). We anticipate that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.
Who has paid for this proxy solicitation?
The Company has paid the entire expense of this proxy statement and any additional materials furnished to shareholders.

74	EastGroup Properties

400 West Parkway Place, Suite 100, Ridgeland, MS 39157 601.354.3555 For more information, please visit: https://eastgroup.net

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EGP2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V36622-P04151

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EASTGROUP PROPERTIES, INC.

The Board of Directors recommends you vote FOR all the director nominees listed in proposal 1:

1. Election of Director Nominees to serve for a one-year term until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Nominees:

	For	Against	Abstain
1a. D. Pike Aloian	☐	☐	☐
1b. H. Eric Bolton, Jr.	☐	☐	☐
1c. Donald F. Colleran	☐	☐	☐
1d. David M. Fields	☐	☐	☐
1e. Marshall A. Loeb	☐	☐	☐
1f. Mary E. McCormick	☐	☐	☐
1g. Katherine M. Sandstrom	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals 2 and 3:

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.

V36623-P04151

EASTGROUP PROPERTIES, INC.
Annual Meeting of Shareholders
May 23, 2024 9:00 a.m., Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints MARSHALL A. LOEB and BRENT W. WOOD, or either of them, as Proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock, $0.0001 par value per share, of EastGroup Properties, Inc., which the undersigned would be entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held virtually at www.virtualshareholdermeeting.com/EGP2024, on Thursday, May 23, 2024, at 9:00 a.m., Central Daylight Time, or any adjournment or postponement thereof, and directs that the shares represented by this Proxy shall be voted as indicated on the reverse. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders with respect to such meeting, the proxy statement and the 2023 Annual Report, and revokes any proxy heretofore given with respect to such meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. The Board of Directors recommends a vote FOR the election of all of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3. If no direction is made, this Proxy will be voted FOR the election of all of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3, and will be voted in the discretion of the Proxies named herein with respect to any additional matter as may properly come before the Meeting or any adjournment or postponement thereof. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote the shares unless you sign and return this card.

Continued and to be signed on reverse side